Exhibit 99.1
Special Purpose Consolidated
Financial Statements 2008/2009
Tommy Hilfiger B.V.
Amsterdam, The Netherlands

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Contents

CONTENTS	2

SPECIAL PURPOSE CONSOLIDATED FINANCIAL STATEMENTS	3

Consolidated balance sheets	4
Consolidated income statements	5
Consolidated statements of cash flows	6
Consolidated statements of changes in equity	7
Notes to the Special Purpose Consolidated Financial Statements	8
Auditors’ report	65

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Special Purpose Consolidated Financial Statements

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated balance sheets

	Note	31 March 2009	31 March 2008

Non-current assets
Property and equipment	6	195,671	171,899
Goodwill and other intangible assets	7	817,239	765,942
Deferred income tax assets	21	31,453	34,458
Derivative financial instruments	8	—	6,388
Loans and other receivables	9	31,550	23,211

		1,075,913	1,001,898

Current assets
Inventories	10	214,685	191,389
Trade and other receivables	11	288,138	226,201
Current income tax receivable		1,711	—
Derivative financial instruments	8	5,131	495
Cash and cash equivalents	12	139,845	74,752

		649,510	492,837

Total assets		1,725,423	1,494,735

EQUITY
Capital and reserves attributable to equity holders of the Company
Ordinary shares and share premium	13	48,923	48,923
Other reserves	15	5,739	6,606
Accumulated deficit		(48,714)	(73,032)

Total equity		5,948	(17,503)

LIABILITIES

Subordinated Shareholder loan	34	467,940	410,884

Non-current liabilities
Borrowings	19	564,164	549,173
Other non-current liabilities	20	117,987	102,369
Deferred income tax liabilities	21	85,360	91,775
Retirement benefit obligations	22	12,034	9,918
Provisions for other liabilities and charges	23	7,059	7,213
Derivative financial instruments	8	18,179	7,909

		804,783	768,357

Current liabilities
Trade and other payables	18	302,914	264,555
Short term borrowings	19	61,600	26,943
Current income tax liabilities		6,962	5,298
Current portion provisions for other liabilities and charges	23	70,508	34,675
Derivative financial instruments	8	4,768	1,526

		446,752	332,997

Total liabilities		1,719,475	1,512,238

Total equity and liabilities		1,725,423	1,494,735

See Accompanying Notes to Special Purpose Consolidated Financial Statements.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated income statements

		For the year ended 31 March
	Note	2009	2008

Revenue	24	1,612,304	1,369,377
Cost of goods sold	10	(710,913)	(558,461)

Gross Margin		901,391	810,916

Distribution and selling costs	27	(362,296)	(315,552)
Administrative expenses	27	(300,308)	(236,629)
Other expenses	27	(14,457)	(29,083)

		(677,061)	(581,264)

Depreciation, amortisation and impairment expenses	25	(105,497)	(59,941)

Operating result		118,833	169,711

Financial income	26	33,660	3,747
Financial expense	26	(113,756)	(156,832)

Finance costs, net	26	(80,096)	(153,085)

Result before tax		38,737	16,626
Income tax	29	(14,419)	(26,978)

Result for the year		24,318	(10,352)

Attributable to:
- Equity holder of the parent		24,318	(10,352)

Earnings per share for result for the year attributable to the equity holders of the Group during the year
- Basic	30	0.12	(0.05)
- Diluted	30	0.12	(0.05)
See Accompanying Notes to Special Purpose Consolidated Financial Statements.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated statements of cash flows

		For the year ended 31 March
	Note	2009	2008
Cash flows from operating activities
Cash generated from operations	31	266,951	227,567
Income tax paid		(14,475)	(28,360)

Net cash generated from operating activities		252,476	199,207

Cash flows from investing activities
Acquisition of subsidiaries, net of cash acquired		(56,326)	(42,930)
Purchases of property and equipment		(96,317)	(56,048)
Purchases of intangible assets		(7,324)	(7,580)
Loans to related parties		—	3,784
Interest received		1,227	2,626

Net cash used in investing activities		(158,740)	(100,148)

Cash flows from financing activities
Changes in short term borrowings		23,771	8,800
Repayments of borrowings		(12,370)	(103,060)
Interest paid		(41,080)	(45,021)
Payments on financial lease obligations		(5,245)	(1,378)
Settlement of contingent FX forward derivative		—	(613)

Net cash used in financing activities		(34,924)	(141,272)

Net increase in cash, cash equivalents and bank overdrafts		58,812	(42,213)
Cash, cash equivalents and bank overdrafts at beginning of year		74,752	122,687
Exchange gains/(losses) on cash and bank overdrafts		6,281	(5,722)

Cash, cash equivalents and bank overdrafts at end of period	12	139,845	74,752

See Accompanying Notes to Special Purpose Consolidated Financial Statements.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Consolidated statements of changes in equity

		Attributable to equity holders
		of the Company
		Ordinary shares
		and share	Other	Accumulated
	Note	premium	reserves	Deficit	Total

Balance at 31 March 2007		35,136	337	(62,680)	(27,207)
Cash flow hedges, net of tax	15	—	233	—	233
Currency translation differences	15	—	5,244	—	5,244

Net income recognised directly in equity		—	5,477	—	5,477
Result for the period		—	—	(10,352)	(10,352)

Total recognised income and expense		—	5,477	(10,352)	(4,875)
Management Participation and Option plan	14/16	13,787	792	—	14,579

Balance at 31 March 2008		48,923	6,606	(73,032)	(17,503)

Cash flow hedges, net of tax	15	—	(5,195)	—	(5,195)
Currency translation differences	15	—	2,181	—	2,181

Net loss recognised directly in equity		—	(3,014)	—	(3,014)
Result for the period		—	—	24,318	24,318

Total recognised income and expense		—	(3,014)	24,318	21,304
Management Participation and Option plan	14/16	—	2,147	—	2,147

Balance at 31 March 2009		48,923	5,739	(48,714)	5,948

See Accompanying Notes to Special Purpose Consolidated Financial Statements.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Notes to the Special Purpose Consolidated Financial Statements
(Amounts in € and thousands except per share/option amounts and/or as otherwise indicated)
1. General information
Tommy Hilfiger B.V. (‘the Company’) is a limited liability holding company which was incorporated in the Netherlands on 5 July 2005. The address of its registered office is Stadhouderskade 6, Amsterdam. The fiscal year (‘FY’) of the Company starts at 1 April and ends on 31 March.
Tommy Hilfiger B.V. and its subsidiaries (together ‘the Group’) design, source and market men’s and women’s sportswear and activewear, jeanswear, childrenswear and footwear under the Tommy Hilfiger and Karl Lagerfeld trademarks. Through a range of strategic licensing agreements, the Group also offers a broad array of related apparel, accessories, footwear, fragrance and home furnishings products. The Group’s products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Hong Kong and other countries in the Far East, as well as the Group’s own network of specialty and outlet stores in the United States, Canada, Japan and Europe.
The parent company is Tommy Hilfiger Holding S.à r.l. registered in Luxemburg. The ultimate majority shareholders of the Company are funds advised by Apax Partners. The remainder is owned by various other investors and management of the Company.
These Special Purpose Consolidated Financial Statements were approved for issue on 9 April 2010.
2. Summary of significant accounting policies
The principal accounting policies applied in the preparation of these Special Purpose Consolidated Financial Statements (“the financial statements”) are set out below. These policies have been consistently applied to the years and/or periods presented, unless otherwise stated.
2.1 Basis of preparation
On 15 March 2010, Phillips- van Heusen Corporation (PVH) announced to acquire the Company. The transaction is subject to financing and other customary conditions, including receipt of required regulatory approvals and is expected to close before August 2010. The Company has prepared these Special Purpose Consolidated Financial Statements to conform to the requirements of PVH’s anticipated filing and related securities offerings. The Board of Directors authorised the Company’s Statutory Financial Report 2008/2009 for issuance on 15 June 2009. Subsequent event disclosures since 15 June 2009 have been updated up to the date of these Special Purpose Consolidated Financial Statements.
The Special Purpose Consolidated Financial Statements (“financial statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). The financial statements have been prepared under the historical cost convention, as modified by the revaluation of financial assets and financial liabilities (including derivative instruments) at fair value through profit or loss or equity.
Comparable figures are aligned to agree with current year presentation. Such changes are disclosed in the related notes.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The consolidated balance sheet is presented in accordance with maturities. Therefore, the balance sheet items are classified as either non-current or current assets and liabilities. Assets and liabilities with a remaining term to maturities less than one year are classified as current. Assets and liabilities with a remaining term to maturities of more than one year are classified as non-current.
Due to their long-term nature pension obligations are shown as non-current liabilities.
The preparation of the financial information in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to consolidated financial information are disclosed in Note 4.
The following new interpretations are mandatory for the first time for the fiscal year beginning 1 April 2008.
•
IFRIC 11, ‘IFRS 2 — Group and treasury share transactions’, was early adopted in 2007/2008. IFRIC 11 provides guidance on whether share-based transactions involving treasury shares or involving group entities should be accounted for as equity-settled or cash-settled share-based payment transactions in the stand-alone accounts of the parent and group companies. This interpretation does not have any impact on the group’s financial statements, as the Company has early adopted IFRIC 11.

•
IFRIC 12, ‘Service concession arrangements’, applies to contractual arrangements whereby a private sector operator participates in the development, financing, operation and maintenance of infrastructure for public sector services. The Company assessed that IFRIC 12 is not relevant. The Company is not involved in infrastructure for public sector services.

•
IFRIC 14, ‘IAS 19 — The limit on a defined benefit asset, minimum funding requirements and their interaction’, provides guidance on assessing the limit in IAS 19 on the amount of the surplus that can be recognised as an asset. It also explains how the pension asset or liability may be affected by a statutory or contractual minimum funding requirement. This interpretation does not have any impact on the group’s financial statements, as the group has no material defined benefit plans and is not subject to any minimum funding requirements.

The following new standards, amendments to standards and interpretations have been issued but are not effective for the fiscal year beginning 1 April 2008 and have not been early adopted. The new accounting pronouncements which could potentially affect the (presentation of the) Group’s future results, financial position and cash flows under IFRS are described below:
•
IAS 23 (Amendment), ‘Borrowing costs’ (effective for fiscal years starting on or after 1 January 2009). The amendment requires an entity to capitalise borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset (one that takes a substantial period of time to get ready for use or sale) as part of the cost of that asset. The option of immediately expensing those borrowing costs will be removed. The revised IAS 23 will become mandatory for the Group as of 1 April 2009 and will constitute a change in accounting policy. The revised IAS 23 will not have a material impact on the Group’s financial statements.

•
IAS 1 (Revised), ‘Presentation of financial statements’ (effective for fiscal years starting on or after 1 January 2009) mainly introduces a statement of comprehensive income. The Company will adopt this standard as of 1 April 2009. The Company opted to present items of income and expense and components of other comprehensive income in two separate statements as of 1 April 2009.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
•
IAS 32 (Amendment), ‘Financial instruments: Presentation’, and IAS 1 (Amendment), ‘Presentation of financial statements’ — ‘puttable financial instruments and obligations arising on liquidation’ (effective for fiscal years starting on or after 1 January 2009). The amended standards require entities to classify puttable financial instruments and instruments, or components of instruments that impose on the entity an obligation to deliver to another party a pro rata share of the net assets of the entity only on liquidation as equity, provided the financial instruments have particular features and meet specific conditions. The Group will apply the IAS 32 and IAS 1(Amendment) from 1 April 2009. The IAS1 Amendment will not have any impact on the Group’s financial statements.

•
IFRIC 13, Customer loyalty programs (effective for fiscal years starting on or after 1 July 2008), clarifies that where goods or services are sold together with a customer loyalty incentive (for example, loyalty points or free products), the arrangement is a multiple-element arrangement and the consideration receivable from the customer should be allocated between the components of the arrangement in proportion to their fair values. As the Group operates no material customer loyalty programs IFRIC 13 will not have any impact on the Group’s financial statements.

•
IFRS 2 (Amendment), ‘Share-based payment’ (effective for fiscal years starting on or after 1 January 2009). The amended standard deals with vesting conditions and cancellations. It clarifies that vesting conditions are service conditions and performance conditions only. Other features of a share-based payment are not vesting conditions. These features would need to be included in the grant date fair value for transactions with employees and others providing similar services; they would not impact the number of awards expected to vest or valuation thereof subsequent to grant date. The amended standard also specifies that all cancellations, whether by the entity or by other parties, should receive the same accounting treatment. The group will apply IFRS 2 (Amendment) from 1 April 2009. It is not expected to have a material impact on the group’s financial statements. The amendment will have an impact on the accounting for share-based payments which include conditions unrelated to service. The Company’s current accounting of the management participation plans is not impacted by these amendments.

•
IAS 27 (Revised), ‘Consolidated and separate financial statements’, (effective for fiscal years starting on or after 1 July 2009). The revised standard requires the effects of all transactions with non-controlling interests to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill or gains and losses. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is re-measured to fair value, and a gain or loss is recognised in profit or loss. The Company will apply IAS 27 (Revised) prospectively to transactions with non-controlling interests from 1 April 2010.

•
IFRS 3 (Revised), ‘Business combinations’ (effective for fiscal years starting on or after 1 July 2009). The revised standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are to be recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently re-measured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. All acquisition-related costs should be expensed. The Group will apply IFRS 3 (Revised) prospectively to all business combinations from 1 April 2010.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
•
In November 2006 the IASB issued IFRS 8 ‘Operating Segments’ (effective for fiscal years starting on or after 1 January 2009) which replaced IAS 14 ‘Segment reporting’. The standard aligns the identification and reporting of operating segments with internal management reporting. Generally, the information to be reported should be aligned with internal management reporting for evaluating segment performance and strategic decision making on how to allocate resources to operating segments. The standard converges IFRS with US Accounting Standard SFAS 131 ‘Disclosure about Segments of an Enterprise and Related Information’. Information. IFRS 8 is applicable for annual periods beginning on or after 1 January 2009. In view of the anticipated transaction with PVH and the related required changes in financial reporting, the Company has decided to not provide operating segment disclosures in accordance with IFRS 8 as per the effective date of that standard as it is not mandatory for non listed entities.

•
IFRIC 16, ‘Hedges of a net investment in a foreign operation’ (effective for fiscal years starting on or after 1 October 2008). IFRIC 16 clarifies the accounting treatment in respect of net investment hedging. This includes the fact that net investment hedging relates to differences in functional currency not presentation currency, and hedging instruments may be held anywhere in the group. The requirements of IAS 21, ‘The effects of changes in foreign exchange rates’ do apply to the hedged item. The Company will apply IFRIC 16 from 1 April 2009. It will not have a material impact on the Group’s financial statements.

•
IAS 20 (Amendment), ‘Accounting for government grants and disclosure of government assistance’ (effective for fiscal years starting on or after 1 January 2009). The benefit of a below market rate government loan is measured as the difference between the carrying amount in accordance with IAS 39, ‘Financial instruments: Recognition and measurement’, and the proceeds received with the benefit accounted for in accordance with IAS 20. The Company will apply the amendment from 1 April 2009. It will not have an impact as there are no loans or other grants received from the government.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.2 Basis of Consolidation
Subsidiaries
Subsidiaries are all entities (including special purpose entities) over which the Group has the power to govern directly or indirectly the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are de-consolidated from the date that control ceases.
The purchase method of accounting is used to account for the acquisition of subsidiaries by the Group. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the Group’s share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the income statement.
Inter-company transactions, balances and unrealised gains on transactions between Group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of newly acquired subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.
On consolidation, exchange differences arising from the translation of the net investment in foreign operations are taken to shareholders’ equity as ‘cumulative translation adjustments’. When a foreign operation is partially disposed of or sold, exchange differences that were recorded in equity will be released and recognised in the income statement as part of the gain or loss on sale.
Translation differences arising from long-term loans granted to Group companies that have the nature of permanent investments (quasi equity), are recorded directly in equity as ‘cumulative translation adjustments’ by analogy of translation of net investments. When the quasi equity is settled, exchange differences that were recorded in equity will be released and recognised in the income statement as part of the gain or loss on sale.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The main subsidiaries included in the consolidated financial statements are as follows:

		Ownership
	Country of	interest
	incorporation	2009	2008

Tommy Hilfiger Group B.V.	The Netherlands	100%	100%
Tommy Hilfiger Europe B.V.	The Netherlands	100%	100%
Hilfiger Stores GmbH	Germany	100%	100%
Tommy Hilfiger Footwear Europe GmbH	Germany	100%	100%
Tommy Hilfiger USA Inc.	United States	100%	100%
Tommy Hilfiger Wholesale Inc.	United States	100%	100%
Tommy Hilfiger Licensing LLC	United States	100%	100%
Tommy Hilfiger Retail LLC	United States	100%	100%
Tommy Hilfiger Canada Inc.	Canada	100%	100%
Tommy Hilfiger Canada Retail Inc.	Canada	100%	100%
Tommy Hilfiger Japan Corporation	Japan	100%	100%
2.3 Segment reporting
Tommy Hilfiger’s geographical segments are based on the internal organization and reporting structure of the Company and thus, consists primarily of the regions Europe, North America and Rest of World (RoW). Secondary segmentation is based on business segments, which include revenue from retail, wholesale, licensing activities and others. Revenue, Assets and Liabilities are allocated based on the location of assets.
Segment information is based on the same accounting policies as those applied in the consolidated financial statements.
2.4 Foreign Currency
Functional and presentation currency
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in EURO (€), which is the company’s functional and presentation currency.
Transactions and balances
Foreign currency transactions are translated into the functional currency using an average rate that approximates the actual rate at the date of the transaction. Whenever exchange rates fluctuate significantly, the exchange rates prevailing at the dates of the transactions are used. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement line item financial income/(expense), except when deferred in the hedge reserve in equity as qualifying cash flow hedges.
Group companies
Some Group entities have a functional currency that is different from the presentation currency. None of these entities has a currency of a hyperinflationary economy.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The results and financial position of all the Group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;
•
income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and

•	all resulting exchange differences are recognised as a separate component of equity (Cumulative Translation Adjustment or ‘CTA’).
Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.
2.5 Property and Equipment
Property and equipment are stated at historical cost less any accumulated depreciation. The cost includes all the expenditures that are directly attributable to the acquisition of the property and equipment. Finance costs are not capitalised. Depreciation is calculated using the straight-line method. Included as furniture and fixtures are assets related to shop-in-shop displays, as the Company has both the right to control the in-store displays and has not transferred the economic risk and rewards of these in-store displays.
Leasehold improvements are amortised using the straight-line method over the lesser of the terms of the leases or the estimated useful lives of the assets. In situations where the lessor provides funds intended to reimburse the Group for the costs of leasehold improvements (or alternatively the lessor makes expenditures on behalf of the Group), these are accounted for as a deferred lease incentives under other non-current liabilities.
Major additions and improvements are capitalised as part of the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Repairs and maintenance are charged to operations in the period incurred. Upon the disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts. Any gain or loss on the disposal is charged to the income statement.
Costs related to real estate that are necessary to operate the store or distribution centre in a later stage and are necessary to bring the asset to its working condition, are capitalised under the condition where management has identified a specific location and it is probable that the Group will acquire the property or enter into a lease agreement for the property. All operating costs during the pre-opening period are expensed when incurred.
Useful lives and depreciation methods for property and equipment are reviewed periodically to ensure that depreciation methods and periods reflect the expected useful life of the assets.
Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets:

Years
Buildings	0-25
Furniture and fixtures, including shop-in-shop displays	3-5
Leasehold improvements	3-5
Computer equipment	3-5
Machinery and equipment	3-5

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.6 Leases
Finance lease
Leases of property and equipment where the Group has substantially all the risks and rewards of ownership, are classified as finance leases. Finance leases are capitalised at the lease’s commencement at the lower of the fair value of the leased property and the present value of the minimum lease payments.
Any initial direct costs of the lessee are added to the amount recognised as an asset. Initial direct costs are defined as ‘incremental costs directly attributable to negotiating and arranging a lease’. These include commissions, legal fees, broker fees, registration fees or stamp duties. They exclude general overheads such as those incurred by a sales- and marketing team. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in other short-term and other long-term borrowing. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period. The property and equipment acquired under finance leases is depreciated over the shorter of the useful life of the asset and the lease term.
Operating lease
Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to the income statement on a straight-line basis over the period of the lease. In an operating lease the initial direct costs are capitalised and expensed over the lease term on a straight-line basis.
Key money
The payment of key money in a lease classified as an operating lease is deferred as an asset (prepayments) and amortised over the period of the contract. The amortisation is presented as part of rental expenses.
Rent free periods
Rent holidays refer to a period of time during a lease term where the Group is not obligated to pay rent. Any rent holidays are allocated straight-line over the lease period.
Contingent rent
Contingent rent is the portion of the lease payments that is not fixed in amount but is based on the future amount of a factor that changes other than with the passage of time (e.g. percentage of future sales). Contingent rents are charged as expenses in the periods in which they are incurred.
Rent deposits
Rent deposits are initially recognised at fair value. After initial recognition the receivables are measured at amortised cost using the effective interest method. The difference between the nominal and the fair value is presented as prepaid rent within other receivables and amortised against rent expense over the term of the deposit. Rent deposits are presented within other receivables.
2.7 Intangible assets
Acquired intangible assets are capitalised if they are controlled by the Group, it is probable that the use of the asset will embody a future economic benefit and the cost of the asset can be reliably measured. The Group’s intangible assets consist of goodwill, trademark rights, customer relationships, computer software and other intangible assets (see Note 7).

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Goodwill
Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets of the acquired subsidiaries at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable value. The recoverable value is the higher of an asset’s fair value less costs to sell and value in use. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.
Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the goodwill arose. The Group allocates goodwill to each territory in which it operates (Note 7).
Trademarks
Acquired trademarks are shown at historical cost less impairment. Certain trademarks have a finite useful life and are carried at cost less accumulated amortisation and impairment. Amortisation is calculated using the straight-line method to allocate the cost of trademarks over their estimated useful lives. Trademarks with indefinite useful lives are tested for impairment on an annual basis. Other trademarks subject to amortisation are considered for impairment where there is an indication that the assets may be impaired.
Trademarks are allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units that are expected to benefit from the business combination in which the trademarks arose. The Group allocates trademarks to each territory in which it operates (Note 7).
Customer relationships
The customer relationships have a finite useful life and are carried at cost less accumulated amortisation and impairment. Amortisation is calculated using the straight-line method to allocate the cost of customer relationships over their estimated useful lives.
Computer software and others
Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire and bring to use the specific software. These costs are amortised over their estimated useful lives. Costs associated with developing or maintaining computer software programs are recognised as an expense as incurred. Costs that are directly associated with the development of identifiable and unique software products controlled by the Group, and that will probably generate economic benefits exceeding costs beyond one year, are recognised as intangible assets. Related finance costs are not capitalised.
Amortisation
Amortisation is calculated using the straight-line method over the following estimated useful lives of the assets:

Years
Finite life trademark rights	10
Customer relationships	10-15
Software	3-5
Other	1-5

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.8 Impairment for non-financial assets
Assets that have an indefinite useful life, for example goodwill and certain trademarks, are not subject to amortisation and are tested annually for impairment or when a triggering event occurs. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds the recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). The individual directly operated stores are defined as cash generating units. Non-financial assets other than goodwill that suffered impairment are reviewed for possible reversal of the impairment at each reporting date.
2.9 Financial assets
The Group classifies its financial assets in the following categories: (i) at fair value through profit or loss (derivative financial instruments) and (ii) loans and receivables. The classification depends on the purpose for which the financial assets were acquired. The Group determines the classification of its financial assets at initial recognition.
Financial assets are derecognised when the rights to receive cash flows from the investments have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.
Regular purchases and sales of financial assets are recognised on the trade date — the date on which the Group commits to purchase or sells the asset.
Financial assets at fair value through profit or loss
A financial asset is classified in this category if acquired principally for the purpose of selling in the short term. Financial assets carried at fair value through profit or loss are initially recognised at fair value, and transaction costs are expensed in the income statement. Gains or losses arising from changes in the fair value of the ‘financial assets at fair value through profit or loss’ category are presented in the income statement within other income — net, in the period in which they arise. For the treatment of results on derivatives, see Note 2.10.
The fair values are based on current bid prices. If the market for a financial asset is not active, the Group establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis and option pricing models, making maximum use of market inputs and relying as little as possible on entity-specific inputs.
Loans and receivables
Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities greater than 12 months after the balance sheet date. These are classified as non-current assets. Loans and receivables are classified as trade and other receivables in the balance sheet. Loans and receivables are carried at amortised cost using the effective interest method.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.10 Derivative financial instruments and hedging activities
Derivatives are initially recognised at fair value on the date when a derivative contract is entered into and are subsequently remeasured at their fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The Group designates certain derivatives as either hedges of a particular risk associated with a recognised liability or a highly probable forecast transaction (cash flow hedge).
The Group documents, at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.
The fair values of various derivative instruments used for hedging purposes are disclosed in Note 8. Movements on the hedging reserve in shareholders’ equity are shown in Note 15. The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining hedge item is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedged item is less than 12 months. Trading derivatives are classified as a current asset or liability.
Cash flow hedge
The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in equity. The gain or loss relating to the ineffective portion is recognised immediately in the income statement within financial income and expense if it concerns foreign currency exchange (‘FX’) derivatives hedging currency risks on purchase orders. The gain or loss relating to the ineffective portion of interest rate derivatives is recognised within financial income and expense.
Amounts accumulated in equity are recycled in the income statement in the periods when the hedged item affects profit or loss. The gain or loss relating to the effective portion of interest rate swaps hedging variable rate borrowings is recognised in the income statement within finance costs. When the forecast transaction that is hedged results in the recognition of a non-financial asset (for example, inventory or fixed assets), the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset. The deferred amounts are ultimately recognised in cost of goods sold in case of inventory, or in depreciation in case of fixed assets.
When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the forecast transaction is ultimately recognised in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately transferred to the income statement within cost of goods sold.
Derivatives that do not qualify for hedge accounting
Changes in the fair value of any derivative instruments that do not qualify for hedge accounting are recognised immediately in the income statement within financial income and expense.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.11 Inventories
Inventories are carried at historical cost calculated on the basis of the weighted average method. The costs of inventories comprise the cost to purchase the product (including buying office commissions) and other costs incurred in bringing the inventories to their present location and condition such as inbound freight charges, purchasing and receiving costs, inspection costs, internal transfer costs, as well as insurance, duty, brokers’ fees and consolidators’ fees. Costs of inventories include also the transfer from equity of any gains/losses on qualifying cash flow hedges for purchases of products. Finance costs are not taken into account.
Inventories are measured at the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. Any write down of inventory to net realisable value includes impairment for shrinkage based on historical shrink levels. A write-down to net realisable value taken in a prior period is reversed when the conditions causing the write-down cease to exist.
2.12 Trade receivables
Trade receivables are initially recognised at the fair value and subsequently measured at amortised cost, less a provision for impairment of these receivables. A provision for impairment of trade receivables is established when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables. The amount of the provision is the difference between the carrying amount and the recoverable amount, being the present value of expected cash flows, discounted at the market rate of interest for similar borrowers. The amount of the provision is recognised in the income statement within distribution and selling costs. When a trade receivable is uncollectible, it is written off against the allowance account for trade receivables. Subsequent recoveries of amounts previously written off are credited against distribution and selling costs in the income statement.
2.13 Cash and cash equivalents
Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within short-term borrowings in current liabilities on the balance sheet.
2.14 Ordinary shares
Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.
2.15 Management participation plans
Management participations plans are accounted for according to the nature of the respective plans.
Equity settled plan
For equity-settled share based payment arrangements, the fair value of equity instruments are estimated at the grant date and recorded within the shareholders’ equity. The fair value of the plan is equal to the difference between (i) the fair market value of the grant or award and (ii) the subscription price of the plan. Where vesting conditions are applicable the expense is recognised over the vesting period of the instruments granted.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Cash settled plan
For cash-settled share based payment arrangements the fair value of the equity instruments granted is remeasured at each reporting date and the associated liability is spread over the vesting period of the instruments granted.
Fair value Company’s shares
The fair market value applied for the underlying Company’s shares is based on the shareholder value which has been derived from the Enterprise Value (‘EV’) for the Company. For the determination of the fair value, EV/EBITDA multiples are applied which are based on (i) a market approach by using trading multiples of comparable companies as a benchmark and (ii) an income approach as a cross-check in the valuation.
Grant date
The grant date for a management plan is set at the date on which the Group and the participants in the management plan have a shared understanding of and agree to the terms and conditions of the arrangement.
2.16 Trade payables
Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method. The Group believes that the face value for trade payables is approximate to the amortised cost initially recognised and the fair value as maturity is generally within 12 months and trade payables are generally not interest bearing. Therefore trade payables are recognised effectively at face value.
2.17 Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the income statement over the period of the borrowings using the effective interest method.
Borrowing costs that are directly attributable to the acquisition, construction or production of qualifying assets are expensed in the period in which they are incurred. Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.
2.18 Deferred Income Taxes
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial information. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.
Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.
Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.19 Employee benefits
Pension obligations
The Group has both defined benefit and defined contribution plans. A defined contribution plan is a pension plan under which the Group pays fixed contributions into a separate entity. The Group has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.
A defined benefit plan is a pension plan that is not a defined contribution plan. Typically, defined benefit plans define an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation.
The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and that have terms to maturity approximating to the terms of the related pension liability.
Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees’ expected average remaining working lives.
Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.
For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.
The contributions are recognised as employee benefit expense when they are due. Prepaid contributions are recognised as an asset to the extent that a cash refund or a reduction in the future payments is available.
Bonus plans
The Group recognises a liability and an expense for bonuses, based on the agreements with the employees. The Group recognises a provision where contractually obliged or where there is a past practice that has created a constructive obligation.
2.20 Provisions
Provisions are recognised when: the Group has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated.
Restructuring provisions comprise lease termination penalties and employee termination payments. Provisions are not recognised for future operating losses.
The Group may accept the return of goods from their customers and distributors in the course of normal business. Where this practice is applied, revenue is reduced by the estimated amount of such a return, and a corresponding entry is made to provisions. The estimated rate of return is based on statistics of historical returns.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The Group may be contractually obliged to contribute in the mark down costs of their customers and distributors. Where this contractual obligation exists, revenue is reduced by the estimated amount of mark down contributions and a corresponding entry is made to provisions. The estimated mark down contribution is based on historical data and current market circumstances
Where there are a number of similar obligations (e.g. returns or similar obligations) the probability that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Although the likelihood of outflow for any one item may be small, it may well be probable that some outflow will be needed to settle the class of obligations as a whole. If that is the case, a provision is recognised.
Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.
If the Group has contracts that are onerous, the unavoidable costs of a present obligation under the contract is recognised and measured as a provision. For individual stores, current and forecasted future negative four wall cash flows are considered to be indicators for such onerous contracts.
2.21 Contingent liabilities and contingent assets
Contingent liabilities are not recognised in the financial statements. Contingent liabilities are disclosed in the Notes, unless there is a very low probability that they will result in an outflow of resources embodying economic benefits. Likewise, contingent assets are not recognised. They are disclosed in the Notes, provided that an associated inflow of resource embodying economic benefits is considered likely.
2.22 Events after the balance sheet date
Events after the balance sheet date, which provide additional information on the situation of the Group on the balance sheet date (adjusting event after the balance sheet date), are recognised in the consolidated balance sheet/income statement. Non-adjusting events after the balance sheet date are disclosed in the Notes if they are of a material nature.
2.23 Revenue recognition
Revenue comprises the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Group’s activities. Revenue is shown net of value-added tax, returns, rebates discounts and after eliminating sales within the Group.
The Group recognises revenue when the amount of revenue can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the Group’s activities as described below. The amount of revenue is not considered to be reliably measurable until all contingencies relating to the sale have been resolved. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and the specifics of each arrangement.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Sale of goods – wholesale
The Group sells a range of goods in the wholesale market. Sales of goods are recognised when a Group entity has delivered goods to the wholesaler, the wholesaler has full discretion over the channel and price to sell the goods, and there is no unfulfilled obligation that could affect the wholesaler’s acceptance of the goods. Delivery does not occur until the goods have been shipped to the specified location, the risks of obsolescence and loss have been transferred to the wholesaler, and either the wholesaler has accepted the products in accordance with the sales contract, the acceptance provisions have lapsed, or the Group has objective evidence that all criteria for acceptance have been satisfied.
The goods are often sold with a variety of customer incentives such as volume discounts, mark down compensation and cash settlement discounts. Customers have a right to return faulty goods in the wholesale market. Sales are recorded based on the price specified in the sales contracts, net of the estimated volume discounts, mark down compensation, other incentives and returns at the time of sale.
Accumulated experience is used to estimate and provide for the discounts and returns. The volume discounts are assessed based on anticipated annual purchases. No element of financing is deemed present as the sales are made with a credit term of 30 to 90 days, which is consistent with the market practice.
On a seasonal basis, the Group negotiates price adjustments with its wholesale customers as sales incentives or to partially reimburse them for the cost of certain promotions. The Group estimates the cost of such adjustments on an ongoing basis considering historical trends, projected seasonal results and an evaluation of current economic conditions. These costs are recorded as a reduction to net revenue.
Sale of goods – retail
The Group operates a chain of retail stores for selling sportswear, activewear, jeanswear, and childrenswear. Sales of goods are recognised when a Group entity sells a product to the customer. Retail sales are usually in cash or by credit card.
It is the Group’s policy to sell its products to the retail customer with a right to return within 15-90 days (depending on territory). Accumulated experience is used to estimate and provide for such returns at the time of sale. The Group does operate some loyalty programs with a minimal exposure.
License income
License income is recognised on an accrual basis in accordance with the substance of the relevant agreements.
2.24 Costs of Goods Sold
The Group includes in cost of goods sold all costs and expenses related to obtaining merchandise incurred prior to the receipt of finished goods at the Group’s distribution facilities.
These costs include, but are not limited to, product cost, inbound freight charges, purchasing and receiving costs, inspection costs, warehousing costs and internal transfer costs, as well as insurance, duty, brokers’ fees and consolidators’ fees.
In addition, certain costs in the Group’s retail distribution network, such as the costs of shipping merchandise to Group-owned retail stores, are charged to cost of goods sold.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
2.25 Distribution and selling cost
The Group includes in selling and distribution expenses costs incurred subsequent to the receipt of finished goods in the distribution centres, such as the cost of picking and packing goods for delivery to customers. In addition, selling and distribution expenses include product design costs, selling and store service costs and marketing expenses.
Advertising costs and promotion expenses include the costs of producing advertising media, purchasing media space and in general, the cost of all activities designed to promote the Group’s brands and products. Advertising and promotion expenses are recognised as expenses for the period in which they are incurred.
The Group has no long-term commitment for advertising programs. In conjunction with each selling season, the Group makes arrangements with certain retailers to enter into cooperative advertising programs whereby the retailers are reimbursed for a portion of the qualified advertising costs spent on behalf of the Group. The Group’s share of these programs, which typically represents 50% of the total cost incurred by the retailers, is classified as Selling and distribution expenses.
2.26 Administrative expenses
Administrative expenses mainly comprise of personnel, IT and accommodation expenses in relation to the activities at various head offices and business supporting operations.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
3. Financial risk management
3.1 Financial risk factors
The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk, interest rate risk and price risk), credit risk and liquidity risk. The Group’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial performance. The Group uses derivative and non-derivative financial instruments to hedge certain risk exposures.
Financial risk is managed by the Group Treasury department. The Group’s Treasury department executes the strategy and policies as decided upon by the Group Treasury Committee (‘GTC‘).The GTC meets regularly to discuss developments in the financial markets and the impact thereof on the (hedging) decisions for the Group.
The financial markets have deteriorated significantly during this year, resulting in volatile market interest rates and widening credit spreads. The Group’s financial risk management program properly addresses the potential impact of these developments.
The Group Treasury department identifies, evaluates and hedges financial risks in close co-operation with the Group’s operating units.
The Board of Directors provides principles for overall risk management, as well as policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.
3.1.1 Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return. The Group uses derivatives and non-derivative financial instruments to manage market risks.
(i) Foreign exchange risk
The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to purchases in US dollars (‘US$’) related to sales in €, Canadian dollars (‘CAD’) and Japanese Yen (‘¥’). Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations in a currency that is not the entity’s functional currency.
The Group uses a mix of foreign exchange (‘FX’) forward contracts and FX options with maturities shorter than one year in order to mitigate the risks associated with adverse movements in foreign currency which might affect certain firm commitments or transactions, including the purchase of inventory, capital expenditures, the collection of foreign royalty payments and certain inter-group transactions that would affect the consolidated profit and loss account of the Group.
The Group manages the foreign exchange risk against the functional currencies within the Group, which are primarily €, CAD, US$, ¥ and GBP. The Group’s operating companies are required to hedge a significant part of their foreign exchange risk exposure. The Group’s policies do not allow the use of financial instruments for speculative or trading purposes.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The Group consolidates all financial information from its subsidiary companies into the Group’s consolidated financial information, which is expressed in €. The non-cash or reporting impacts of such translations are not hedged.
The Group’s financial risk management policies evaluate the currency fluctuation impacts on the Group’s financial performance. Based on this, certain hedges on the anticipated cash flows (mainly purchases of goods in US$) with a maturity less than one year are put in place. These projected purchases in US$ can be qualified as ‘highly probable’ forecast transactions for hedge accounting purposes.
The Group has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the Group’s foreign operations is primarily managed through borrowings denominated in the relevant foreign currencies. Furthermore, intercompany financing positions are not hedged with FX forward contracts, financing positions with a long term character with no intention for repayment are revalued directly through equity via the cumulative translation adjustment (“CTA”).
Based on historic movements and volatilities in market variables, and management’s knowledge and experience of the financial markets, the Group believes the following movements are ‘reasonable possible’ over a 12 month period. The movements are illustrative only. The Group’s exposure to currency risk based on nominal values is indicated below, and provides the post-tax effect that a possible increase or decrease in the value of foreign currencies relative to the € would have, assuming all other circumstances remain unchanged, on the Group’s financial income and expenses and shareholders’ equity. In this connection, no account was taken of derivatives concluded to hedge the currency risk. The effects on shareholders’ equity and income are calculated using the closing rate as per balance sheet date.
At 31 March 2009, if the € had strengthened by 15% against US$ with all other variables held constant, post-tax profit for the year would have been €21,532 (2008: €22,411) lower, mainly as a result of foreign exchange loss on translation of, trade payables, and cash and cash equivalents. Other components of equity would have decreased €18,211 (2008: nil) as result of the exchange rate changes. Conversely, if € had weakened by 15% against US$ with all other variables held constant, post-tax profit for the year would have been €21,532 (2008: €22,411) higher. Other components of equity would have increased €18,211 (2008: nil) as result of the exchange rate changes.
At 31 March 2009, if the € had strengthened by 15% against YEN with all other variables held constant, other components of equity would have decreased €4,418 (2008: nil) as result of the exchange rate changes with limited post-tax profit for the year. Conversely, if the EUR had weakened by 15% against YEN with all other variables held constant, other components of equity would have increased €4,418 (2008: nil) as result of the exchange rate changes with limited post-tax profit for the year.
At 31 March 2009, if the CAD had strengthened by 15% against USD with all other variables held constant, other components of equity would have decreased €3,302 (2008: 2,893) as result of the exchange rate changes with limited post-tax profit for the year. Conversely, if the CAD had weakened by 15% against USD with all other variables held constant, other components of equity would have increased €3,302 (2008: 2,893) as result of the exchange rate changes with limited post-tax profit for the year.
(ii) Cash flow and fair value interest rate risk
The Group attracts the majority of its financial sources at floating rate. It subsequently protects itself for adverse interest rate movements by entering into pay-fixed, receive-floating interest rate swaps. It is currently the Group’s policy to hedge a minimum of 75% of its Senior Debt (including the Mezzanine loan) with fixed rate hedging instruments. The group applies hedge accounting. Interest rate derivatives are designated as hedging instruments in the hedge accounting relationship.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
During the year ended 31 March 2009, the Group’s borrowings at variable rate were denominated in € and US$. The company has hedged 88% (2008: 91%) of it’s exposure to variable interest rate. 31 March 2009, if € market interest rates had been 125 basis points higher and US$ market interest rates had been 125 basis points higher with all other variables held constant, post-tax profit for the year would have been €92.7 lower (2008: €67.5 lower). At 31 March 2009, if € market interest rates had been 125 basis points lower and US$ market interest rates had been 125 basis points lower with all other variables held constant, post-tax profit for the year would have been €92.7 higher (2008: €67.5 higher).
The effect following interest rate changes is predominantly driven by fair value changes of interest rate swaps.
3.1.2 Credit risk
Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers and financial transactions with financial institutions.
Credit risk is managed by region. Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to wholesale customers, including outstanding receivables and committed transactions.
Regional management assesses the credit quality of the customer taking into account its financial position, past experience and other factors. If wholesale customers are independently rated, these ratings are used. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board. The utilisation of credit limits is regularly monitored by local (credit) management.
The Group has two significant wholesale customers, whose accounts receivable position exceeds 5% of the consolidated gross trade receivables. Both customers have a good reputation, track record in credibility and are also insured. Sales to retail customers are settled in cash or using credit cards. The Group believes that the credit risk associated with the below mentioned financial institutions has increased during the year, but is still at acceptable levels.
In Europe, the Group has an agreement with a European credit insurance company from whom it obtains credit insurance on an individual customer basis. The credit insurance company establishes maximum credit limits for each wholesale customer account. If the receivable becomes 75-105 days past due or the customer becomes bankrupt or insolvent the Group hands over the collection of receivables to the credit insurance group.
In North America the Group outsources the collection and insurance of the majority of its receivables through several credit insurance companies, which are subsidiaries of large financial institutions. The credit insurance companies establish maximum credit limits for each wholesale customer account. As long as the Group stays within the credit limits approved by the credit insurance companies, the receivable amount will always be insured for collection. The Group hands over the collection of receivables to the financial institution once the receivables become 90-120 days past due.
In the RoW, the receivables are on department stores and fashion houses which have a good reputation, track record and credibility.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The credit rating of the Group’s major financial institutional counterparties, with the amount of exposure for these counterparties, is presented below in carrying amounts at 31 March 2009 (cash and cash equivalents including bank overdrafts; Note 12):

	S&P Rating		S&P Rating
Counterparty	2009	2009	2008	2008
Fidelity Treasury Only Portfolio	AAA	45,817	AAA	—
Fortis Bank Nederland	A	34,808	AA-	11,837
HSBC Bank	AA	23,912	AA-	12,328
Bank of Tokyo Mitsubishi	A+	9,121	A+	1,795
Deutsche Bank	A+	5,000	AA	1,640
JP Morgan	AA-	2,424	AA	858
Mitsui Sumitomo	A+	1,615	A+	12,538
Citibank	A+	—	AA	17,761
Others	N/A	17,148	N/A	15,995

		139,845		74,752

The Group’s year-end cash balances reported in Canada and Europe were held in current accounts. The cash balances held in the US are invested in overnight Money Market Funds, which are freely obtainable the next day. The majority of the current account balances are held with banks with a minimum S&P rating of A.
The Group’s derivative financial instruments resulting from the interest rate swap are with Credit Suisse (S&P Rating A+), Rabobank (S&P Rating AAA) and Fortis Bank Nederland B.V. (S&P Rating A) and have at the balance sheet date a fair value of €nil (asset) (2008: €6,388, asset) and of €18,179 (liability) (2008: €7,909, liability).
The Group’s foreign exchange rate hedges are with Fortis Bank Nederland B.V. (S&P Rating A), Rabobank (S&P Rating AAA) and HSBC (S&P Rating AA) and have at the balance sheet date a fair value of €5,131 (asset) (2008: €495, asset) and of €4,768 (liability) (2008: €1,526, liability)
3.1.3 Liquidity risk
Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due. Prudent liquidity risk management includes maintaining sufficient cash, the availability of funding from an adequate amount of committed credit facilities and the ability to close out market positions. Due to the dynamic nature of the underlying businesses, the Group maintains flexibility in funding through credit lines.
Management monitors rolling forecasts of the Group’s liquidity on the basis of expected cash flows.
The table below provides maturity analyses of the financial liabilities based on the remaining contractual maturities as of 31 March 2009 including the future contractual interest payables on both the outstanding debt and the Interest rate swap. The Mezzanine includes an amount of €56.4 million of future paid-in-kind interest.

	Borrowings					Derivatives			Trade and
		Mezzanine							other
		Including	Interest			Derivatives	Derivatives		payables
	Senior	paid in	senior debt	Financial	Revolving	inflow	outflow	Other non-	and Current
	debt and	kind	and	Lease	credit	(including	(including	current	Income tax
In € millions	Mezzanine	interest	Mezzanine	liabilities	facility	interest)	interest)	liabilities	liabilities	Total
2009-2010	24.3	—	22.1	5.1	32.5	(14.7)	27.5	—	309.9	406.7
2010-2014	128.9	—	83.9	7.5	—	(3.1)	10.8	41.0	—	269.0
> 2014	321.8	173.4	25.4	4.4	—	—	—	—	—	525.0

Contractual cash flows	475.0	173.4	131.4	17.0	32.5	(17.8)	38.3	41.0	309.9	1,200.7

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The table below analyses the Group’s forward foreign exchange contrasts that will be settled on a gross basis into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date.

Less than 1
At 31 March 2009	year
Forward foreign exchange contracts – cash flow hedges:
– outflow	27,473
– inflow	30,319
Forward foreign exchange contracts – held for trading:
– outflow	184,403
– inflow	182,147

At 31 March 2008
Forward foreign exchange contracts – cash flow hedges:
– outflow	18,737
– inflow	19,289
Forward foreign exchange contracts – held for trading:
– outflow	57,396
– inflow	56,265
3.2 Capital Risk Management
The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.
In order to maintain or adjust the capital structure, the Group may adjust the amount of proposed dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. These adjustments are subject to approval by the Board of Directors.
Consistent with others in the industry, the Group reports its financial credibility to the Group’s Debt Lenders every quarter-end with financial covenant ratios, the most important being:
•	Cash Flow Cover
•	Interest Cover
•	Consolidated Total Net Debt Cover
•	Capital Expenditure
These ratios were defined by the Group’s Debt Lenders of the Group. The financial covenants are measured quarterly and for the relevant periods the Group has not breached the agreed financial covenants.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
3.3 Fair value estimation
The fair value of financial instruments traded in active markets (such as trading and available-for-sale securities) is based on quoted market prices at the balance sheet date. The quoted market price used for financial assets held by the Group is the current bid price. The fair value of forward foreign exchange contracts is determined using quoted forward exchange rates at the balance sheet date.
The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques (see notes 14 and 16). The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Other techniques, such as estimated discounted cash flows, are used to determine fair value for the remaining financial instruments.
At 31 March 2009, the fair value of the Group’s cash and cash equivalents is equal to their carrying value. The carrying value less impairment provision of trade receivables and payables are assumed to approximate their fair values. The fair value of the Group’s other monetary assets and liabilities approximate carrying value due to the relatively short-term nature of these items. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
4. Critical accounting estimates and judgements
The key assumptions concerning the future and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
Estimated impairment of intangible assets
The Group evaluates identifiable intangible assets that are subject to amortisation for impairment whenever events or changes in circumstances indicate that its carrying value may not be recoverable. Recoverability is evaluated by a comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the asset.
Identifiable intangible assets not subject to amortisation are assessed for impairment when triggering events occur or at least annually. The impairment test for identifiable intangible assets not subject to amortisation consists of a comparison of the recoverable value of the intangible asset with its carrying amount. An impairment loss is recognised for the amount by which the carrying value exceeds the recoverable value of the asset. In making this assessment, management relies on a number of factors to discount anticipated future cash flows including operating results, business plans and present value techniques. Rates used to discount cash flows are dependent upon interest rates and the cost of capital at a point of time. There are inherent uncertainties related to these factors and management’s judgement in applying them to the analysis of intangible asset impairment. It is possible that assumptions underlying the impairment analysis will change in such a manner that impairment in value may occur in the future.
Estimated impairment of goodwill
The Group tests annually whether goodwill has suffered any impairment in accordance with the accounting policy stated in Note 2.8. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. Based on these calculations it is not likely that a reasonably possible change in a key assumption on which management has based its determination of the recoverable amount would cause the carrying amount to exceed its recoverable amount.
Income taxes
The Group is subject to income taxes in numerous jurisdictions. Significant judgement is required in determining the worldwide provision for income taxes. There are certain transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Return and Chargeback provisions
The Group recognises various customer incentive schemes and return policies. The Group has estimated the costs associated with these schemes and policies based on statistics of historical returns and customer specific arrangements.
Impairment store property and equipment
The Group reviews whether events or changes in circumstances indicate an impairment of property and equipment in accordance with the accounting policy in Note 2.8. The recoverable amount of the individual stores has been determined based on value-in-use calculations. Where the value in use is lower then the recoverable amount an impairment charge has been recognised.
Onerous lease contracts
The Group periodically reviews whether individual stores have negative current and/or forecasted future cash flows. Stores with forecasted future cash flows which are below the unavoidable costs of the lease obligations are considered onerous and provided for.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
5. Segment information
Primary reporting format – geographic segments
At 31 March 2009, the Group is organised on a worldwide basis into 3 main geographic segments.
•	Europe
•	North America
•	Rest of the world (RoW)
Rest of the World operations mainly comprise Japan operations (as of February 2008), Karl Lagerfeld operations and Head Office.
The segments United States and Canada are included in the segment North America in 2009. The comparable segment reporting is adjusted to align with current year presentation. The new segment reflects the change in organisational and reporting structure of the company.
Intersegment revenue results from the royalties paid to Tommy Hilfiger Licensing LLC for the usage of the Tommy Hilfiger trademark by other regions. The royalties are accounted for at competitive market prices charged to unaffiliated customers. The intercompany royalties are eliminated during the consolidation.
The segment results for the year ended 31 March 2009 are as follows:

		North		Elimina-
	Europe	America	RoW	tions	Total
Revenue	795,709	707,307	156,941	(47,653)	1,612,304
Intersegment revenue	(178)	(47,112)	(363)	47,653	—

Net revenue	795,531	660,195	156,578	—	1,612,304

Operating result	82,164	36,325	344	—	118,833
Finance costs, net					(80,096)
Income tax expense					(14,419)

Result for the year					24,318

The segment results for the year ended 31 March 2008 are as follows:

		North		Elimina-
	Europe	America	RoW	tions	Total
Revenue	706,526	655,017	44,158	(36,324)	1,369,377
Intersegment revenue	—	(35,854)	(470)	36,324	—

Net revenue	706,526	619,163	43,688	—	1,369,377

Operating result	135,534	64,248	(30,071)	—	169,711
Finance costs, net					(153,085)
Income tax expense					(26,978)

Result for the year					(10,352)

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Significant non-cash items included in operating result for the year ended 31 March 2009 are as follows:

		North
	Europe	America	RoW	Total
Depreciation	(24,576)	(24,535)	(4,911)	(54,022)
Impairment	(15,877)	(11,376)	(6,393)	(33,646)
Amortisation	(8,971)	(7,749)	(1,109)	(17,829)

Total	(49,424)	(43,660)	(12,413)	(105,497)

Significant non-cash items included in operating result for the year ended 31 March 2008 are as follows:

		North
	Europe	America	RoW	Total
Depreciation	(20,016)	(22,868)	(852)	(43,736)
Impairment	—	—	—	—
Amortisation	(10,278)	(4,966)	(962)	(16,205)

Total	(30,294)	(27,834)	(1,814)	(59,941)

Segment assets consist primarily of Property and Equipment, Intangible assets, Inventories, Trade and Other receivables. Segment liabilities comprise mainly Trade and Other payables.
Non-allocated assets primarily include deferred and current income tax assets, derivative financial instruments and cash and cash equivalents. Non-allocated liabilities mainly include deferred and current income tax liabilities, borrowings, other current liabilities and the shareholders loan.
Capital expenditure comprises additions to Property and Equipment (Note 6) and Intangible Assets (Note 7).
The segment assets and liabilities at 31 March 2009 and capital expenditure for the year ended are as follows:

		North
	Europe	America	RoW	Un-allocated	Total
Assets	869,407	617,651	185,912	52,453	1,725,423
Liabilities	(177,521)	(243,423)	(79,201)	(1,219,332)	(1,719,476)
Capital expenditure	40,289	51,982	4,561	—	96,832
The segment assets and liabilities at 31 March 2008 and capital expenditure for the year then ended are as follows:

		North
	Europe	America	RoW	Un-allocated	Total
Assets	801,087	467,524	165,506	60,618	1,494,735
Liabilities	(114,972)	(145,223)	(40,577)	(1,211,466)	(1,512,238)
Capital expenditure	29,221	38,288	16,481	—	83,990

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Secondary reporting format – business segments
At 31 March 2009, the Group is organised on a worldwide basis into four main business segments:
•	Wholesale
•	Retail
•	Licensing
•	Other
Wholesale segment comprises the distribution and sale of the Group’s products to third party retailers, including franchise operators of Tommy Hilfiger stores.
Retail segment comprises the distribution and sale of the Group’s products through owned and operated stores and E-commerce.
Licensing segment comprises the licensing of the Group’s brands to third parties that either produce goods (such as fragrances, handbags, watches and eyewear) not currently sold by the Group, or that operate in geographic locations where the Group currently has no operations, in each case in exchange for a royalty typically calculated as a percentage of sales.
Other Group activities mainly comprise the Group’s Karl Lagerfeld businesses as well as corporate activities such as finance and executive compensation. Neither of these constitutes a separately reportable segment.
The segment results and assets at 31 March 2009 and capital expenditure for the year ended are as follows:

	Wholesale	Retail	Licensing	Other	Total
Revenue	806,455	765,642	37,076	3,131	1,612,304
Operating result	112,376	11,401	24,431	(29,375)	118,833
Total assets	551,182	296,696	6,050	871,495	1,725,423
Capital expenditure	40,522	55,642	—	668	96,832
The segment results, assets and liabilities at 31 March 2008 and capital expenditure for the year ended are as follows:

	Wholesale	Retail	Licensing	Other	Total
Revenue	727,487	590,765	46,769	4,356	1,369,377
Operating result	110,496	73,643	33,681	(48,109)	169,711
Total assets	403,673	258,254	5,362	827,446	1,494,735
Capital expenditure	19,468	36,670	—	27,852	83,990
Other Total assets mainly include intangibles assets, deferred income tax position and cash and cash equivalents.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
6. Property and Equipment
Property and equipment consists of the following at 31 March 2009:

	Furniture &	Land and	Leasehold	Computer	Machinery
	Fixture	buildings	Improvement	Equipment	& equipment	Total
At cost
31 March 2008	79,912	20,033	121,001	17,165	7,896	246,007
Additions	40,978	—	45,987	2,995	208	90,168
Acquisitions	—	—	2,561	—	—	2,561
Disposals	(6,501)	—	(5,938)	(346)	(224)	(13,009)
Translation	9,398	(121)	14,813	2,045	2,471	28,606

31 March 2009	123,787	19,912	178,424	21,859	10,351	354,333

Accumulated depreciation
31 March 2008	31,338	392	28,012	11,749	2,617	74,108
Depreciation for the period	21,616	267	26,786	3,402	1,952	54,023
Impairment	6,456	—	20,704	201	—	27,361
Disposals	(4,904)	—	(5,831)	(277)	(224)	(11,236)
Translation	5,106	(18)	5,561	1,549	2,208	14,406

31 March 2009	59,612	641	75,232	16,624	6,553	158,662

Net book value at 31 March 2009	64,175	19,271	103,192	5,235	3,798	195,671

Net book value at 31 March 2008	48,574	19,641	92,989	5,416	5,279	171,899

Property and equipment consists of the following at 31 March 2008:

	Furniture &	Land and	Leasehold	Computer	Machinery
	Fixture	buildings	Improvement	Equipment	& equipment	Total
At cost
31 March 2007	68,409	6,902	104,890	19,374	9,605	209,180
Additions	27,452	13,500	29,954	2,127	463	73,496
Acquisitions	1,236	—	7,312	—	—	8,548
Disposals	(3,367)	—	(3,617)	(1,290)	(192)	(8,466)
Translation	(13,818)	(369)	(17,538)	(3,046)	(1,980)	(36,751)

31 March 2008	79,912	20,033	121,001	17,165	7,896	246,007

Accumulated depreciation
31 March 2007	23,894	138	25,290	10,683	1,706	61,711
Depreciation for the period	20,791	291	16,278	3,923	2,453	43,736
Disposals	(3,093)	—	(3,183)	(493)	(192)	(6,961)
Translation	(10,254)	(37)	(10,373)	(2,364)	(1,350)	(24,378)

31 March 2008	31,338	392	28,012	11,749	2,617	74,108

Net book value at 31 March 2008	48,574	19,641	92,989	5,416	5,279	171,899

Net book value at 31 March 2007	44,515	6,764	79,600	8,691	7,899	147,469

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Impairment of Furniture & Fixture and Leasehold Improvement:
The impairment loss for 2009 of €27,362 (2008: nil) represents the write down of Furniture & Fixtures and Leasehold Improvements for a number of owned and operated Retail stores in Europe and US to the recoverable amount. The impairment is caused by the overall economic slowdown and 3-5 year cash flow forecasts for these stores. The impairment loss has been recognised in the income statement in the line item “Depreciation, amortisation and impairment”.
Property and equipment includes the following amounts where the Group is a lessee under a finance lease:

	2009	2008

Cost – capitalised finance leases	35,016	19,378
Accumulated depreciation	(19,234)	(4,148)

Net book amount	15,782	15,230

Finance lease agreements entered into by the Group mainly relate to the acquisition of land and buildings, computer equipment and furniture and fixtures (refer to note 19).
7. Goodwill and Other Intangible Assets
As at 31 March 2009, the Group’s intangible assets and related accumulated amortisation comprise the following:

		Indefinite
		life	Finite life	Customer
	Goodwill	Trademark	Trademark	relationships	Software	Other	Total
At cost
31 March 2008	200,323	438,424	8,500	118,659	15,755	8,895	790,556
Additions	—	—	—	—	6,549	115	6,664
Acquisitions	7,566	—	—	5,609	—	—	13,175
Disposals	—	—	—	—	(15)	—	(15)
Translation	24,510	29,052	—	(29)	2,978	780	57,291

31 March 2009	232,399	467,476	8,500	124,239	25,267	9,790	867,671

Accumulated depreciation
31 March 2008	—	—	1,606	13,957	4,334	4,717	24,614
Amortisation for the period	—	—	850	8,108	5,918	2,952	17,828
Impairment charges	—	—	6,044	—	—	240	6,284
Disposals	—	—	—	—	—	—	—
Translation	—	—	—	(8)	1,200	514	1,706

31 March 2009	—	—	8,500	22,057	11,452	8,423	50,432

Net book value at 31 March 2009	232,399	467,476	—	102,182	13,815	1,367	817,239

Net book value at 31 March 2008	200,323	438,424	6,894	104,702	11,421	4,178	765,942

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
As at 31 March 2008, the Group’s intangible assets and related accumulated amortisation comprise the following:

		Indefinite
		life	Finite life	Customer
	Goodwill	Trademark	Trademark	relationships	Software	Other	Total
At cost
31 March 2007	94,676	468,040	8,500	107,046	6,861	9,939	695,062
Additions	—	—	—	—	10,494	—	10,494
Acquisitions	107,819	—	—	11,700	285	1,600	121,404
Disposals	—	—	—	—	—	(1,600)	(1,600)
Translation	(2,172)	(29,616)	—	(87)	(1,885)	(1,044)	(34,804)

31 March 2008	200,323	438,424	8,500	118,659	15,755	8,895	790,556

Accumulated depreciation
31 March 2007	—	—	756	6,344	1,715	2,319	11,134
Amortisation for the period	—	—	850	7,629	3,205	4,521	16,205
Disposals	—	—	—	—	—	(1,600)	(1,600)
Translation	—	—	—	(16)	(586)	(523)	(1,125)

31 March 2008	—	—	1,606	13,957	4,334	4,717	24,614

Net book value at 31 March 2008	200,323	438,424	6,894	104,702	11,421	4,178	765,942

Net book value at 31 March 2007	94,676	468,040	7,744	100,702	5,146	7,620	683,928

Please refer to Note 33 for details on goodwill movements in 2009.
Finite life trademark was impaired in FY2009 as the cash flow projections for the related businesses did no longer support the carrying value of the trademark.
Trademarks with indefinite useful life relate to the Tommy Hilfiger trademark. This trademark is estimated to have an indefinite useful life due to the fact that it is closely related to the total business, the high degree of brand recognition as well as its foundation a significant time ago.
Impairment tests for goodwill and Tommy Hilfiger (‘TH’) trademark
Goodwill and the TH trademark (an intangible with indefinite useful life) are allocated to the Group’s cash-generating units (“CGUs”), identified according to region of operation and business segment.
Goodwill by CGU:

		North
	Europe	America	RoW	Total
Balance at 31 March 2008	86,285	17,425	96,613	200,323

Acquisitions	7,566	—	—	7,566
Foreign currency translation	—	2,277	22,233	24,510

Balance at 31 March 2009	93,851	19,702	118,846	232,399

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
TH Trademark by CGU:

		North
	Europe	America	RoW	Total
Balance at 31 March 2008	260,635	177,789	—	438,424

Foreign currency translation	—	29,052	—	29,052

Balance at 31 March 2009	260,635	206,841	—	467,476

The recoverable amount of a CGU is determined based on value-in-use calculations. These calculations use pre-tax cash flow projections based on financial budgets approved by management covering a five-year period. Cash flows beyond the five-year period are projected using the estimated growth rates stated below. The growth rate does not exceed the long-term average growth rate for the fashion industries in which the CGU operates.
The key assumptions used in 2009 for value-in-use calculations are as follows:

	2009			2008
		North			North
	Europe	America	RoW	Europe	America	RoW

Gross margin (average)
- next five years	61%	55%	71%	54%	55%	60%
- After that	61%	55%	71%	54%	55%	60%
Growth rate (CAGR)
- next five years	5.6%	6.2%	9.1%	10.5%	5.9%	10.2%
- After that	2.0%	2.0%	2.0%	2.0%	2.0%	2.0%
Discount rate	18.3%	18.3%	18.3%	16.5%	16.5%	16.5%
The calculation of value-in-use for the cash generating units is most sensitive to the following assumptions:
•	gross margins: the Group determined budgeted gross margin based on past performance and its expectations for the market development.
•
discount rate: the discount rate was estimated based on the average percentage of a weighted average cost of capital for the industry. The discount rate was applied to all CGUs as the expected future cash flows in local currency had first been converted to € using forward rates. The Group believes that differences in the risk profile of the North America operations compared to Europe and RoW have been reflected in the cash flow forecasts of the CGUs making further adjustments to the discount rate unnecessary. The Group determined that the impairment test outcome would not differ significantly when applying a discount rate for the cash flow specific currency and translating these to present value using a spot exchange rate instead.

•	growth rate: future growth rates are displayed in the table above and differ by geography. The growth rate is based on average values achieved in the years preceding the start of the budget period
Management believes that no reasonable possible change in any of the above key assumptions would cause the carrying value of the cash generating units to materially exceed its recoverable amount.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
8. Derivative financial instruments
At 31 March 2009 and 2008, the Group’s derivative financial instruments are comprised of the following:

	2009		2008
	Assets	Liabilities	Assets	Liabilities

Current: Forward foreign exchange contracts – hedge accounting	2,846	—	495	—

Current: Forward foreign exchange and option contracts – no hedge accounting	2,285	4,768	—	1,526

Non-current: Interest Rate Swaps – hedge accounting	—	16,805	—	—

Non-current: Interest Rate Swaps – no hedge accounting	—	1,374	6,388	7,909

Total	5,131	22,947	6,883	9,435

Forward foreign exchange contracts
These contracts are both plain-vanilla and conditional forward contracts.
At 31 March 2009 the notional principal amounts of the outstanding foreign exchange contracts in hedge relation are purchases of US$40,000 versus CAD (2008: US$30,500).
The outstanding foreign exchange contracts not in hedge relation are at 31 March 2009:
•	Sale of € nil (2008: €1,876) versus US$
•	Purchase of US$ 198,000 (2008: US$86,000) versus €
•	Purchase of £ 2,000 (2008 £0) versus US$
Highly probable forecasted purchases of cost of goods sold, denominated in US$ for the Canadian operations are designated as hedged item in the cash flow hedge relationship which are expected to occur at various dates during 3 to 10 months. Gains and losses recognised in the hedging reserve in equity (Note 15) on forward foreign exchange contracts at 31 March 2009 will be recognised in the initial carrying value of the purchased inventory that will be received by the Group in 3 to 10 months. These inventory items will affect the income statement as costs of goods sold in the period 6 to 12 months from the balance sheet date.
Embedded forward foreign exchange contracts
The Group has reviewed its US$ denominated clothing purchase contracts €/US$ or €/CAD for embedded forward contracts. In line with IAS 39, the Group bifurcates and separately fair values these contracts if it is clear that these embedded forward contracts are not closely related to the host contract. At year end there were no significant embedded derivatives.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Interest rate swaps — hedge accounting
The Group has entered into three interest rate swaps to off-set the effects of changing interest rates on its floating rate senior credit facility. Highly probable forecasted variable interest charges on the Senior debt are designated as hedged item in the cash flow hedge relationship. The effective portion of the fair value changes on the interest swaps designated in a hedge accounting relationship are deferred to the hedging reserve in equity (note 15) until the underlying forecasted interest cash flow occurs The critical terms of these interest rate swaps, whereby the Group pays fixed interest and receives floating interest, are as follows as at 31 March 2009 and 2008:

	Contract	Contract	Fair Value		Fair Value
Notional amount	rate	maturity	31-Mar-09		31-Mar-08
US$220,000 (2008: US$ 220,000)	4.97%	May-10	US$	10,300 (loss)	US$	12,120 (loss)
€383,529 (2008: €383,529)	3.27%	May-10		€8,286 (loss)		€6,388 (gain)
US$220,000 (2008: US$0)*)	LIBOR	May-10	US$	335 (loss)	US$	0
€383,529 (2008: €0)*)	EURIBOR	May-10		€358 (loss)		€0

*)	Basis swap 1 month/3 month
Interest rate swaps — no hedge accounting
The Group has entered into three interest rate swaps to off-set the effects of changing interest rates on its floating rate senior credit facility. Fair value change gains or losses are recognised in the income statement as financial income/expense. The critical terms of these interest rate swaps, whereby the Group pays fixed interest and receives floating interest, are as follows as at 31 March 2009 and 2008:

	Contract	Contract	Fair Value		Fair Value
Notional amount	rate	maturity	31-Mar-09		31-Mar-08
US$40,000 (2008: US$0)	2.77%	May-13	US$	529 (loss)	US$	0
US$55,000 (2008: US$0)	2.88%	May-13	US$	866 (loss)	US$	0
US$46,000 (2008: US$0)	2.61%	May-13	US$	418 (loss)	US$	0
The maximum exposure to credit risk at the reporting date is the fair value of the derivatives assets in the balance sheet.
9. Loans and other receivables
Loans and other receivables are comprised of the following as at 31 March 2009 and 2008.

	2009	2008

Rent deposits	22,150	14,524
Other	9,400	8,687

	31,550	23,211

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
10. Inventories
Inventory consists of the following as at 31 March 2009 and 2008.

	2009	2008
Finished goods (costs)	62,264	108,309
Finished goods (net realisable value)	152,421	83,080

	214,685	191,389

The cost of inventories recognised as expense and included in ‘cost of goods sold’ (COGS) amounted to €710,637 (2008: €559,869). The aforementioned COGS amount includes inventory write downs of €24,944 (2008: €10,060). All inventories are expected to be sold within 12 months.
11. Trade and other receivables
Trade and other receivables are comprised as follows as at 31 March 2009 and 2008.

	2009	2008
Trade receivables	256,100	193,079
Less: provision for impairment of trade receivables	(8,373)	(3,718)

Trade receivables — net	247,727	189,361
Pre-payments and other receivables	40,411	36,840

	288,138	226,201

Less non-current portion	—	—

	288,138	226,201

All receivables are due within 1 year from the balance sheet date. The carrying amount of trade and other receivables is a reasonable approximation of their fair values.
The aging of the gross trade receivables as at 31 March 2009 and 2008 was as follows:

	2009			2008
		Impaired			Impaired
	Fully	and (partly)		Fully	and (partly)
	performing	provided for	Provision	performing	provided for	Provision
Not due	211,020	6,427	(568)	129,674	—	—
Up to 3 months	27,115	4,703	(3,391)	52,683	6,823	(2,798)
3 to 6 months	2,256	904	(819)	987	—	—
over 6 months	16	3,659	(3,595)	1,992	920	(920)

Total	240,407	15,693	(8,373)	185,336	7,743	(3,718)

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Movements on the provision for impairment of trade receivables are as follows:

	Individually	Collectively
	impaired	impaired	Total
As 1 April 2007	2,208	871	3,079
Provision for receivables impairment	786	1,141	1,927
Receivables written off during the year as uncollectible	(703)	(423)	(1,126)
Unused amounts reversed	—	(51)	(51)
Translation	—	(111)	(111)

As 31 March 2008	2,291	1,427	3,718
Provision for receivables impairment	885	4,121	5,005
Receivables written off during the year as uncollectible	(410)	(4)	(414)
Unused amounts reversed	—	(44)	(44)
Translation	—	108	108

As 31 March 2009	2,766	5,608	8,373

The creation and release of provision for impaired receivables have been included in distribution and selling costs in the income statement. Amounts charged to the allowance account are written off when there is no expectation of recovering the asset. The other classes within trade and other receivables do not contain impaired assets.
The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable mentioned above less any insured amounts. The Group holds certain bank guarantees and letters of credit as collateral. For additional details on the credit risk we refer to Note 3.
12. Cash and Cash Equivalents
At 31 March 2009 Cash and Cash Equivalents comprises of short-term money market funds and overnight accounts at several major international financial institutions earning interest at a weighted average interest rate of 0.5% (2008: 2.6%).

	2009	2008

Cash at banks and on hand	136,616	71,192
Credit card receivables	3,229	3,560

	139,845	74,752

13. Ordinary shares and share premium

	Number of	Ordinary	Share
	shares	shares	premium	Total
At 31 March 2007	200,000	5,000	30,136	35,136

Management participation plans	—	—	13,787	13,787

At 31 March 2008	200,000	5,000	43,923	48,923

Management participation plans	—	—	—	—

At 31 March 2009	200,000	5,000	43,923	48,923

The share premium recognised during FY2008 of €13,787 is considered an informal capital contribution relating to the management participation plans.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The authorised number of ordinary shares amounts to 800,000 (2008: 800,000) with a par value of €25 per share (2008: €25 per share). All issued shares are fully paid.
14. Management participation plan
Certain employees and service providers (“the Participants”) of the Company have been offered the opportunity by Tommy Hilfiger B.V. and its shareholders to invest in a management participation plan (up to 12.5% of the Company’s total ordinary shares). The plan is administered by Stichting Administratiekantoor Elmira (“STAK”) through Depositary Receipts.
Between May 2006 and November 2006, 20,490 Depositary Receipts were issued against payment of the subscription price of €175.60 per Depositary Receipt. During the year ended 31 March 2008 3,900 additional Depositary Receipts were issued with a grant date of 1 November 2007 and for which the subscription price was set at €183 per Depositary Receipt. During the year ended 31 March 2009 no additional Depositary Receipts have been offered.
If a Participant ceases to be actively involved in the Group due to termination of employment or termination of a service agreement, the STAK may request the resale and retransfer of part or all of the Depositary Receipts acquired to the STAK or any third party designated by the STAK. In the event that there is a change in majority ownership of the Company, the Participants are obliged to cooperate with the transfer or sale of the Depositary Receipts within the terms and conditions of such transaction with third parties, either into cash or in exchange of shares.
The management participation plan is regarded to be an equity settled share based compensation plan. The fair value per Depositary Receipt is equal to the difference between (i) the fair market value per Depositary Receipt and (ii) the subscription price per Depositary Receipt. All related expenses have been recognised in the consolidated income statement for FY2008. The details of the awards are described below. Techniques like the market approach and income approach were used to determine the fair value of the Depositary Receipts. Furthermore, the Company derived fair values from peers, which were used as benchmark.

	Depositary Receipts awarded
	In FY 2007		In FY 2008
	Award of	Award of	Award of
	Depositary	Depositary	Depositary
Nature of the arrangement	Receipts	Receipts	Receipts

Date of grant	10-May-06	14-Nov-06	01-Nov-07
Number of instruments awarded	12,000	8,490	3,900
Purchase Price per Depositary Receipt	175.60	175.60	183
Fair market value per Depositary Receipt	175.60	175.60	3,750
Fair Value per Depositary Receipt	—	—	3,567
Value in Equity	—	—	13,787
During FY2008, 300 Depositary Receipts have been retransferred to the STAK by participants that left the Group and subsequently awarded to new participants. During FY2009, 80 Depositary Receipts were acquired by the STAK and assigned to the shareholders of the company, thereby reducing the number of awarded Depository Receipts. As at 31 March 2009 the number of outstanding Depositary Receipts amounts to 24,010 (2008: 24,090) being 12.005% (2008: 12.045%) of the Company’s Ordinary Shares.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
15. Other reserves

		Cumulative
	Hedging	translation	Management
	reserve	adjustments	plans	Total
Balance at 31 March 2007	71	266	—	337

Cash flow hedges:
Fair value gains/(losses) in year	8	—	—	8
Tax on fair value gains	(2)	—	—	(2)
Transfers to inventory	334	—	—	334
Tax on transfers to inventory	(81)	—	—	(81)
Management Option plan	—	—	792	792
Currency translation differences	(26)	5,244	—	5,218

Balance at 31 March 2008	304	5,510	792	6,606

Cash flow hedges:
Fair value gains/(losses) in year	(6,537)	—	—	(6,537)
Tax on fair value gains	1,495	—	—	1,495
Management Option plan	—	—	2,147	2,147
Currency translation differences	(153)	2,181	—	2,028

Balance at 31 March 2009	(4,891)	7,691	2,939	5,739

The Other reserves are not freely distributable as dividend.
16. Management Option plan
Tommy Hilfiger Holding S.à r.l. agreed to certain employees the opportunity to invest in options over Depositary Receipts (the “Options”), up to 7.5% of the Company’s total underlying ordinary shares. The exercise price of the Options is set at the underlying fair market value of the Options at the date of grant. The Options vest and become exercisable following the date of a change in majority ownership of the Company or in the absence of such event, at the end of the contractual life of the Options. Once vested, the Options are exercisable during a pre-set period (of five or forty seven business days following the vesting date).
The Options shall contractually lapse if the option holder ceases to be active as a manager of the Group due to termination of employment. The Depositary Receipts acquired following the exercise of the Options, will substantially be subject to the terms and conditions as contained in the Management participation plan. Therefore, in the event of a change in majority ownership of the Company, the option holders are obliged to cooperate with the transfer or sale of the Depositary Receipts within the terms and conditions of such transaction with third parties, either into cash or in exchange of shares.
The Option arrangement operated by the Company is regarded to be an equity settled share based compensation plan. The fair value per Option is equal to the difference between (i) the fair market value per Option and (ii) any subscription price payable for each Option granted and is recognised as an expense.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The details of the awards and the assumptions applied when determining the fair value of the Options are described below.

	Grant of Options	Grant of Options	Grant of Options
Arrangement	in FY 2007	in FY 2008	in FY 2009
Date of grant	9 November 2006	14 November 2007	30 September 2008

Number of instruments granted	10,980	1,000	500
Exercise price (in €)	2,842	2,810	2,352
Share price at the date of grant	175	3,750	3,131
Contractual life (years)	8 years and 5 business days	7 years	6 years and 47 days
Settlement	Equity settled	Equity Settled	Equity Settled
Expected volatility (%)	40	60	60
Risk-free interest rate (%)	4.02	4.11	3.822
Expected dividend (dividend yield)	Nil	Nil	Nil
Expected forfeiture rates (grant date)	Nil	Nil	Nil
Purchase Price Options	3.23	Nil	Nil
Fair Value Option	0	2,694	2,052
Valuation model	Black & Scholes	Black & Scholes	Black & Scholes
Given that the shares of the Company are currently not listed, no historical data was available to determine the expected volatility. Therefore, the expected volatility for the Options is based on historical volatility determined on the basis of an analysis of the daily share price movements of the shares of comparable listed entities.
A reconciliation of the movements in the number of Options can be summarised as follows:

Outstanding at 31 March 2007	10,980

Granted during FY2008	1,000
Forfeited during FY2008	Nil
Exercised during FY2008	Nil
Expired during FY2008	Nil

Outstanding at 31 March 2008	11,980
Exercisable at 31 March 2008	Nil

Granted during FY2009	500
Forfeited during FY2009	Nil
Exercised during FY2009	Nil
Expired during FY2009	Nil

Outstanding at 31 March 2009	12,480
Exercisable at 31 March 2009	Nil
The ordinary shares of the Company for which Depositary Receipts have been issued by the STAK represent 6.24% (2008: 5.99%) of the Company’s ordinary shares outstanding. An expense of €2,147 has been included for the Options in FY2009 (2008: €792).
Instead of exercising Options, option holders are entitled to resell their Options to the STAK at a purchase price to be determined by reference to a public offering price per share in an initial public offering of the Company.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
17. Dividends
No dividend in respect of the year ended 31 March 2009 is proposed at the Annual General Meeting on 30 June 2009. No dividends were paid in 2008.
18. Trade and other payables

	2009	2008

Trade payables	150,818	85,390
Social security and other taxes	11,405	13,596
Accrued rent	9,172	3,452
Accrued payroll	24,224	25,275
Accrued expenses	64,265	50,100
Deferred income	1,788	3,667
Deferred consideration	19,765	57,211
Other payables	21,477	25,864

	302,914	264,555

Deferred consideration
The deferred consideration relates for €11,168 (2008: nil) to the deferred cash payable resulting from the Asset purchase in Turkey (Note 33). Furthermore the deferred consideration relates for €8,597 (2008: €57,122) to a deferred payable to former Tommy Hilfiger Japan Corporation shareholders.
19. Borrowings
Borrowings consist of the following as at 31 March 2009 and 2008:

	2009	2008
Non-current
Senior debt	450,674	445,899
Mezzanine loan	100,000	100,000
Paid in kind interest on Mezzanine loan	17,041	10,248
Unamortised loan fees	(15,377)	(18,734)
Finance lease liabilities	11,826	11,760

	564,164	549,173

Current
Short term portion of senior debt	24,315	11,736
Short term borrowings	32,454	8,800
Finance lease liabilities	5,098	4,272
Interest payable	3,773	6,168
Unamortised loan fees	(4,040)	(4,033)

	61,600	26,943

	625,764	576,116

Senior debt facility
On 10 May 2006 the Group entered into a €1,000 million Senior Facility Agreement.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
At 31 March 2009 the Senior Facility loans can be specified as follows:

in millions	€	US$		Total	Tenor	Repayment
	€	US$	€	€
Term Loan A *	73.8	82.9	62.8	136.6	4 years	Amortising
Term Loan B	112.8	126.8	96.1	208.9	5 years	Bullet
Term Loan C	112.8	—	—	112.8	6 years	Bullet
Restructuring Facility **	—	22.0	16.7	16.7	4 years	Amortising
Revolving Credit Facility	9.7	30.0	22.7	32.4	4 years	Bullet

	309.1	261.7	198.4	507.4

*	Average life of 2.35 years

**	Average life of 2.36 years
At 31 March 2008 the Senior Facility loans can be specified as follows:

in millions	€	US$		Total
	€	US$	€	€
Term Loan A	80.6	90.6	57.3	137.9
Term Loan B	112.8	126.8	80.2	193.0
Term Loan C	112.8	—	—	112.8
Restructuring Facility	—	22.0	13.9	13.9
Revolving Credit Facility	—	—	—	—

	306.2	239.4	151.4	457.6

Interest is based on the prevailing Euribor rate for the € denominated loans and the US$ LIBOR rate for the US$ denominated loans plus a margin, which varies between 1.25% and 3.25%. The interest to be paid on the Term A and Term B loan is depending on the actual level of the Consolidated Total Net Debt Cover ratio.
The Senior Facilities benefit from a first ranking security package and certain guarantees. Furthermore, the Senior Facilities are subject to a financial covenant package (refer to note 3.2),
At 31 March 2009 €16,676 or US$ 22,000 (2008 €13,913 or US$ 22,000) is drawn under the Restructuring Facility. The interest to be paid is depending on the actual level of the Consolidated Total Net Debt Cover ratio. Interest varies between Libor plus 1.25% and 2.25%.
At 31 March 2009 €235 million (2008: € 235 million) is available under the Revolving Credit facility. Under the Revolving Credit facility a total amount of €60,650 (2008; € 44,321) is used for several guarantees and letter of Credits. In addition, cash draw downs of €32.5 million (2008: nil) are made under the Revolving Credit Facility. The interest to be paid is depending on the actual level of the Consolidated Total Net Debt Cover ratio. Interest varies between Euribor plus 1.25% and 2.25%.
Mezzanine Facility
The Group has fully drawn a €100 million Mezzanine Facility at 31 March 2009 with a bullet repayment on May 2013. The interest rate on the Mezzanine is based on the prevailing Euribor rate plus a cash margin and a paid in kind margin. The facility is contractually subordinated to the Senior Facility via agreements with financial institutions and benefits from secondary ranking positions in the same security package and guarantees as the Senior Facilities. Furthermore, the Mezzanine Facility is subject to a financial covenant package (refer to note 3.2), Interest is fixed at Euribor plus 10.0%

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Loan fees
Fees incurred for the Senior debt and the Mezzanine facility are amortised straight-line over the average contractual term of the related borrowings (initially 8 years).
Effective interest rate
Due to the fees incurred for the Senior debt and the Mezzanine facility the effective interest rate for these loans is 0.67% (2008: 0.62%) higher than the aforementioned lending rate including the margin.
The contractual maturity of the Group’s total borrowings is as follows:

	2009	2008

12 months or less	29,413	11,736
1-5 years	270,398	129,585
Over 5 years	325,953	434,795

	625,764	576,116

The exposure of the Group’s borrowings (excluding the shareholders’ loan, finance leases and bank overdrafts) to interest rate changes and the contractual re-pricing dates before and after the effect of the interest rate swap at the balance sheet dates are as follows:

	Less than 1	Between 1 and	Between 2
	year	2 years	and 5 years

Senior debt	474,989	—	—
Mezzanine loan	117,041	—	—
Short term borrowings	32,454	—	—
Interest swap	(550,284)	443,409	106,875

Total	74,200	443,409	106,875

The fair value of current borrowings equal their carrying amount, as the impact of discounting is not significant.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Finance lease
Finance lease liabilities are effectively secured as the rights to the leased asset revert to the lessor in the event of default.

	2009	2008
Gross finance lease liabilities — minimum lease payments:
No later than 1 year	5,397	4,631
Later than 1 year and no later than 5 years	8,829	8,574
Later than 5 years	5,729	6,531

	19,955	19,736
Future finance charges on finance leases	(3,031)	(3,702)

Present value of finance lease liabilities	16,924	16,034

The present value of finance lease liabilities is as follows:
No later than 1 year	5,098	4,272
Later than 1 year and no later than 5 years	7,473	8,038
Later than 5 years	4,353	3,724

	16,924	16,034

The Group entered into various financial lease arrangements:
In North America, the Group has entered into a lease arrangement with respect to an office and distribution centre during 2007, with a remaining term of 13 years at 31 March 2009. Lease payments are not contingent and no specific material restrictions are imposed by the lessor. After the original of the arrangement, two renewal options of 5 years (each) exist; no purchase options or escalation clauses exist under the arrangement. Furthermore the Group has entered into lease arrangements with respect to certain IT related hardware, with remaining terms of one year at 31 March 2009. Lease payments are not contingent and no specific material restrictions are imposed by the lessor. The lease arrangements have a monthly extension period, a fair market value purchase option, but no escalation clauses.
In RoW, the Group has entered into lease arrangements with respect to certain IT related hardware and in store furniture and fixtures with remaining terms varying between 3 to 5 years. Lease payments are not contingent and no specific material restrictions are imposed by the lessor. No renewal, purchase options or escalation clauses exist under the arrangement.
20. Other non-current liabilities
Other non-current liabilities consist of the following at 31 March 2009 and 2008:

	2009	2008

Deferred rent	33,209	26,980
Deferred income	34,551	35,031
Deferred consideration	23,646	26,212
Deferred landlord contributions	7,489	3,516
Employee certificates bonus plan	17,348	9,057
Other	1,744	1,573

	117,987	102,369

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Deferred income
The balance largely relates to deferred income recognised on the sale of the buying offices in FY2007. With the sale the Group received an upfront payment from the buyer. This payment was deferred and is expected to be realised over a remaining period of 9 years. The deferred income expected to be realised in the coming year is included in current liabilities.
Deferred consideration payable
Consideration relates to a deferred payable to former Tommy Hilfiger Japan Corporation shareholders. The current portion is classified accordingly.
Employee certificates bonus plan
The Group has provided part of a cash bonus to be paid to eligible employees at the time of an eventual change in ownership of the Company. The related expense is spread over the period during which the employees become unconditionally entitled to the certificates and is recognised as a liability.
Under this cash settled plan a total of 26,300 instruments were granted in September and November 2007 at a purchase price of nil and a fair value of €1,000 per instrument. In FY2009 this has resulted in an expense of €8,442 (2008: €9,123). The total expected costs are estimated at €19,442.
21. Deferred income tax
The components of deferred tax assets and liabilities have the following maturities at 31 March 2009 and 2008:

	2009	2008
Deferred income tax assets:
– Deferred income tax asset to be recovered after more than 12 months	86,344	107,486
– Deferred income tax asset to be recovered within 12 months	49,655	24,994

	135,999	132,480
Deferred tax liabilities:
– Deferred income tax liability to be recovered after more than 12 months	(188,010)	(189,508)
– Deferred income tax liability to be recovered within 12 months	(1,896)	(289)

	(189,906)	(189,797)

Deferred income tax (liabilities)/assets, net	(53,907)	(57,317)

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority. As such deferrals within fiscal groups in the US, Canada and The Netherlands are offset, leading to the following net deferred tax assets and liabilities which are disclosed on the balance sheet.

	2009	2008

Deferred tax assets	31,453	34,458
Deferred tax liabilities	(85,360)	(91,775)

	(53,907)	(57,317)

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The gross movement on the deferred income tax account is as follows:

	2009	2008

Beginning of reporting period	(57,317)	(31,004)
Acquisitions of subsidiaries	—	(1,571)
Income statement charge	(3,693)	(16,878)
Charged directly to equity	1,246	(83)
Exchange differences	5,855	(7,781)

End of reporting period	(53,907)	(57,317)

The movement in deferred income tax assets and liabilities during the year, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:
Deferred tax assets

	Total Tax		Fair value	Provisions
	losses	Depreciation	changes	and others	Total
At 31 March 2007	111,815	10,288	—	37,809	159,912

(Charged)/credited to the income statement	(22,469)	(1,994)	7,120	6,482	(10,861)
Acquisition of subsidiaries (Note 32)	—	290	—	(1,168)	(878)
Exchange differences	(9,638)	(2,540)	120	(3,635)	(15,693)

At 31 March 2008	79,708	6,044	7,240	39,488	132,480

Changes in prior year classification	(18,891)	(3,916)	359	13,109	(9,339)
(Charged)/credited to the income statement	(30,988)	4,238	(9,908)	27,720	(8,938)
Exchange differences	2,538	1,064	1	11,649	15,252
Reclassification to/from DTL	—	—	6,544	—	6,544

At 31 March 2009	32,367	7,430	4,236	91,966	135,999

Deferred income tax assets are recognised for tax loss carry forwards to the extent that the Group believes that the realisation of the related tax benefit through the future taxable profits is probable. The Group recognised deferred income tax assets of €32,367 (2008: €60,817) in respect of losses amounting to €99,708 (2008: €190,641), that can be carried forward against future taxable income. Losses which were not recognised amounted €70,918 (2008: €49,346). Tax credits, included in provisions and other deferred tax assets, were recognised for an amount of €27,564 (2008: €20,408). Furthermore the group did not recognise deferred income tax assets for deductible temporary difference amounting to €1,226 (2008: €1,396).
The tax losses carry forward can be carried forward against future taxable income and start to expire in 2012. The tax credits can be carried forward against future taxable foreign source income and start to expire in 2010.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Deferred tax liabilities

		Fair value
		changes and
	Intangibles	others	Total

At 31 March 2007	(184,267)	(6,649)	(190,916)
Acquisition of subsidiaries	(2,536)	1,843	(693)
Charged/(credited) to the income statement	(619)	(5,398)	(6,017)
Charged directly to equity	—	(83)	(83)
Exchange differences	8,601	(689)	7,912

At 31 March 2008	(178,821)	(10,976)	(189,797)

Changes in prior year classification	162	9,179	9,341
Charged/(credited) to the income statement	718	4,527	5,245
Charged directly to equity	—	1,246	1,246
Exchange differences	(9,656)	259	(9,397)
Reclassification to/ from DTA	—	(6,544)	(6,544)

At 31 March 2009	(187,597)	(2,309)	(189,906)

Deferred income tax liabilities of € 3,091 (2008: €3,206) have not been recognised for the withholding tax and other taxes that would be payable on unremitted earnings of certain subsidiaries. Such amounts are permanently reinvested. At 31 March 2009 €61,827 unremitted earnings exists (2008: €64,128).
22. Retirement benefit obligations
Defined contribution plan:
In Europe the Group operates various pension plans:
•	certain employees participate in a savings plan, whereby contributions to the plan are discretionary with matching contributions

•
a collective pension plan for employees who meet certain criteria. The pension plan is a defined contribution plan and the Group pays 50% of the pension contribution for the employee, which can range between 3% and 5% of the employee’s salary depending on the employee’s age. Total pension costs amount to €1,052 (2008: €1,072).

In North America the Group maintains employee savings plans for eligible employees. The Group’s contributions to the plans are discretionary with matching contributions of up to 50% of employee contributions up to a maximum of 3% to 6% of an employee’s compensation. For the year ended 31 March 2009, the Group made plan contributions of €1,081 (2008: €906).
Defined benefit plan:
The Group maintains a supplemental executive retirement plan which provides certain members of senior management with a supplemental pension. The supplemental executive retirement plan is an unfunded plan. The Group uses a 1 April measurement date, beginning of the year, for its supplemental executive retirement plan. The plan is frozen, as a result participants will no longer accrue any additional benefits and future salary increases will no longer be taken into account.
Other post employment benefits relate to a payment to a member of key management in the event of his death or termination following his disability. His employment agreement provides for payment of the full amount otherwise payable to him for the fiscal year which includes his death or termination following disability, and for the following fiscal year.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The benefit obligation and funded status of the supplemental executive retirement plan and the other post employment benefit plan is as follows:

	2009	2008
Balance sheet obligations for:
– Pension benefits	9,980	8,167
– Other post employment benefits	2,054	1,751

	12,034	9,918

Income statement charge for:
– Pension benefits (included in finance costs, net)	563	555
– Other post employment benefits (included in employee expenses)	202	1,710

	765	2,265
The amounts recognised in the balance sheet are determined as follows:

	2009	2008

Present value of unfunded obligations	10,747	9,619
Unrecognised actuarial gains / (losses)	1,287	299

Liability in the balance sheet	12,034	9,918

There are no pension plan assets. The movement in the defined benefit obligation over the year is as follows:

	2009	2008

Beginning of period	9,619	9,966
Current service cost	202	1,710
Interest cost	563	555
Actuarial losses/(gains)	(927)	(718)
Benefits paid	(367)	(369)
Exchange differences	1,657	(1,525)

End of period	10,747	9,619

The amounts recognised in the income statement are as follows:

	2009	2008

Current service cost	202	1,710
Interest cost	563	555

	765	2,265

The principal actuarial assumptions used were as follows:

	2009	2008

Discount rate	7.25%	6.50%
Expected return on plan assets	N/A	N/A
Future salary increases	N/A	N/A
Future pension increases	N/A	N/A

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Mortality rate
Assumptions regarding future mortality experience are set based on advice, published statistics and experience in each territory.
The average life expectancy in years of a pensioner retiring at age 65 on the balance sheet date is as follows:

	2009	2008

Male	19.4	19.4
Female	19.4	19.4
The Group currently estimates total payments under the supplemental executive retirement plan will be approximately €396 in each of FY2010 through FY2011, and €1,767 in the aggregate for FY2012 through FY2016.

	2009	2008
As at 31 March
Present value of defined benefit obligation	10,747	9,619
Fair value of plan assets	—	—

Deficit/(surplus)	10,747	9,619

Experience adjustments on plan liabilities	(927)	(718)
23. Provisions for other liabilities and charges
The components of the provisions are as follows:

	Returns and	Restruc-	Asset	Onerous
	Charge backs	turing	retirement	contracts	Others	Total
At 31 March 2007	37,923	2,116	1,690	6,247	1,330	49,306
Provisions assumed in business combinations	—	—	3,058	—	1,150	4,208
Additional provisions	28,232	4,267	134	1,887	1,077	35,597
Used during year	(34,537)	(2,042)	—	(1,002)	(1,234)	(38,815)
Transfer to liabilities	—	—	—	(4,759)	—	(4,759)
Exchange differences	(2,874)	(220)	(277)	(407)	129	(3,649)

At 31 March 2008	28,744	4,121	4,605	1,966	2,452	41,888

Additional provisions	52,271	510	754	9,508	(0)	63,043
Used during year	(29,639)	(1,991)	(109)	(1,218)	(193)	(33,150)
Exchange differences	3,536	13	1,110	802	325	5,786

At 31 March 2009	54,912	2,653	6,360	11,058	2,584	77,567

Analysis of total provisions	2009	2008

Non-current	7,059	7,213
Current	70,508	34,674

	77,567	41,887

Returns and Charge backs
The Group has various customer incentive schemes and return policies. A provision is recognised for the present value of these incentives to be incurred in these schemes as well as for the amount of expected returns of sold merchandise. It is expected that the full amount will be used during FY2010.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Restructuring
The Group has acquired the European Footwear licensees. A provision was recognised for the restructuring and integration of this division in FY2008. The provision is partially utilised during 2009 and an amount of €2,078 has been released. During FY2009 a provision was recognised for the integration of Tommy Hilfiger US and Tommy Hilfiger Canada into Tommy Hilfiger North America.
Asset retirement
The Group has the obligation to undo leasehold improvements on several leased office and store locations. A provision is recognised for the expected costs relating to bringing back the leased object in their original state at the termination of the lease contract. The termination of the lease contract is not expected to occur in the near future.
Onerous contracts
During FY2009 the Group decided to early terminate certain store leases for which the expected related unavoidable costs exceeding the economic benefits were provided for.
24. Revenue
Revenue recognised during the period can be broken down into the following significant categories:

	2008/2009	2007/2008

Sales of goods	1,571,924	1,319,335
Royalties	40,380	50,042

	1,612,304	1,369,377

25. Depreciation, amortisation and impairment expenses

	2008/2009	2007/2008

Depreciation (Note 6)	54,022	43,736
Amortisation (Note 7)	17,829	16,205
Impairment of property and equipment and trademark (Note 6 and 7)	33,646	—

	105,497	59,941

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
26. Finance costs, net

	2008/2009	2007/2008

Interest expense
Bank overdrafts	7,489	219
Senior debt	18,973	31,022
Mezzanine loan	15,875	15,656
Loan from related parties	57,045	50,596
Finance lease liabilities	773	538
Amortisation of loan fees	3,976	6,678
Net foreign exchange loss on financing activities	—	36,674
Bank charges, facility fees and other interest	3,827	3,691
Fair value loss on interest rate swaps, net	5,798	11,758

Financial expense	113,756	156,832

Finance income — Interest income on short-term bank deposits	1,766	3,747
Net foreign exchange gain on financing activities	31,894	—

Financial income	33,660	3,747

Finance costs, net	80,096	153,085

Net foreign exchange gain/losses on financing activities mainly relate to the foreign exchange result on US$ denominated intercompany loans.
Unrealised fair value change on foreign exchange contracts are reclassified in FY2009 from Cost of goods sold to Finance costs. For FY2008 an amount of €1408 is reclassified from Cost of Goods sold to Finance costs to align with current year presentation. The reclassification better reflects the operating result.
Foreign exchange translation results are reclassified in FY2009 from Other income/(expense) to Finance costs in order to better reflect the effect of the finance activities undertaken by the company. For FY2008 an amount of €2,198 is reclassified from Other income/(expense) to Finance costs to align with current year presentation.
27. Expenses by nature

	2008/2009	2007/2008

Employee benefit expense (Note 28)	252,718	209,201
Distribution expenses	17,320	17,944
Advertising and marketing expense	60,556	52,836
Operating lease expense	123,531	65,485
Other expenses	222,936	235,798

	677,061	581,264

Operating lease expenses recognised for FY2009 and FY2008 are as follows:

	2008/2009	2007/2008

Minimum lease payment	106,854	60,110
Contingent rent	16,677	5,375

Operating lease expense	123,531	65,485

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Other expenses are mainly made up of utilities and facilities expenses, consulting, legal fees and other general and administrative expenses.
28. Employee benefit expense

	2008/2009	2007/2008

Wages and salaries	219,035	177,274
Restructuring costs	4,442	2,235
Social security costs	26,689	24,532
Pension costs — defined contribution plans	2,328	2,134
Pension costs — defined benefit plans (Note 21)	765	2,265
Other post employee benefit expenses	(541)	761

	252,718	209,201

The number of full time equivalents as at 31 March 2009 is 6,662 (2008: 6,458).
29. Income tax (expense)/credit
Multinational groups of the size of Tommy Hilfiger are exposed to varying degrees of uncertainty related to tax planning and regulatory reviews and audits. The Group accounts for its income taxes on the basis of its own internal analyses, supported by external advice. The Group continually monitors the global tax position, and whenever uncertainties arise, the Group assess the potential consequences and either accrue the liability or disclose a contingent liability in its financial statements, depending on the strength of the position and the resulting risk of loss.

	2008/2009	2007/2008
Current tax	(10,726)	(10,100)
Deferred tax (note 21)	(3,693)	(16,878)

Total income tax	(14,419)	(26,978)

The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the consolidated entities as follows:

	2008/2009	2007/2008
Profit / (loss) before tax	38,737	16,626

Expected (expense)/benefit at nominal tax rates	(9,878)	(4,240)
Differences nominal and domestic tax rates	(5,267)	(12,050)
Income not subject to tax	11,871	16,356
Expenses not deductible for tax purposes	(2,496)	(20,047)
Changes in tax losses not recognised	(5,846)	230
Enacted tax rate changes	55	(1,564)
Adjustments in filing positions	(2,794)	(3,314)
State and local taxes	(3,510)	(1,193)
Tax credits	2,877	(1,161)
Others	568	3

Tax charge	(14,419)	(26,978)

The weighted average applicable tax rate was 39.1% (2008: 29.5%).

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
30. Earnings per share

	2008/2009	2007/2008

Result coming from operations	24,318	(10,352)

Weighted average number of ordinary shares in issue	200,000	200,000
Dilutive potential ordinary shares	—	—

Adjusted weighted average number of ordinary shares	200,000	200,000

Result for the year
– Basic	0.12	(0.05)
– Diluted	0.12	(0.05)
Basic
Basic earnings per share is calculated by dividing the profit attributable to equity holders of the company by the weighted average number of ordinary shares in issue during the year excluding ordinary shares purchased by the company and held as treasury shares.
Diluted
Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares.
31. Cash generated from operations

	2008/2009	2007/2008
Profit before income tax	38,737	16,626

Adjustments for:
– Depreciation (Note 25)	54,022	43,736
– Amortisation (Note 25)	17,829	16,205
– Impairment charge	33,646	—
– Expenses directly through equity	2,147	13,489
– Change in provisions	31,483	(76)
– Changes in non current liabilities	8,079	40,628
– Increase in retirement benefit obligations	147	174
– Finance costs – net (Note 26)	80,096	153,085
– Change in other long term assets	(5,491)	(1,562)
– Inventories	(3,125)	(30,869)
– Trade and other receivables	(55,476)	2,152
– Trade and other payables	64,857	(26,021)

Cash generated from operations	266,951	227,567

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
32. Commitments and Contingencies
Capital commitments
Capital expenditure contracted for at the balance sheet date but not yet incurred is as follows:

	2008/2009	2007/2008

Property and equipment	8,376	—
Intangible assets	—	2,513

	8,376	2,513

Operating Leases
In Europe, the Group leases office, warehouse and showroom space, retail stores and office equipment under operating leases, which expire not later than 2025. The retail related rental agreements are predominantly based on minimum lease payments. These are also leases with agreements on contingent rents (particularly sales-dependent rent). Most of the real estate leases also include renewal clauses which may, or may not, define the base rent during the renewal period.
In North America, the Group leases office, warehouse and showroom space, retail stores and office equipment under operating leases, which expire not later than 2022. These rental agreements are predominantly based on minimum lease payments. These are also leases with agreements on contingent rents (particularly sales-dependent rent). Most of the real estate leases also include renewal clauses which may, or may not, define the base rent during the renewal period.
The rental agreements are predominantly based on minimum lease payments. Several lease agreements include contingent rents (particularly sales-dependent rent). The future aggregate minimum lease payments under non-cancellable operating leases are as follows:

	2009	2008

No later than 1 year	98,307	73,310
Later than 1 year and no later than 5 years	321,405	224,736
Later than 5 years	275,453	157,827

	695,165	455,873

Guarantees
The Group provided guarantees in the amount of €60,650 (2008: €43,522) and deposits of nil (2008: €146). The guarantees mainly relate to deferred payables and store lease obligations.
Letters of credit
The Group was contingently liable at 31 March 2009 for unexpired bank letters of credit of nil (2008: €446) related to commitments for the purchase of inventories and bank guarantees of nil (2008: €17).
Legal matters
On 24 September 2004, Tommy Hilfiger Corporation (‘THC’) announced that it had received a grand jury subpoena issued by the United States Attorney’s Office for the Southern District of New York (“USAO”) seeking documents generally related to domestic and/or international buying office commissions paid since 1990. Following THC’s September 2004 announcement of the investigation, several purported shareholder class action lawsuits were filed against THC, as well as certain current and former officers and directors of THC. During FY2009 THC (and the other defendants) reached an agreement to settle the class action lawsuit with funds provided by THC’s directors and officers insurance. The Company has not incurred any loss associated with this matter, other than the own risk of the insurance which was provided for in previous years.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Although the outcome of these other claims cannot be predicted with certainty, the Company does not believe that the ultimate resolution of these matters will have a material adverse effect on its financial condition or results of operations.
Tax liability member key management
The Company has entered into an agreement with a member of key management pursuant to which the Company will reimburse the member of key management, an amount not to exceed €30 million for seventy-five (75) percent of (i) the amount of United States taxes payable by the member of key management with respect to the removal or lapse of certain restrictions on the ordinary shares of €25 each underlying the Depositary Receipts acquired by the member of key management on the Management Buyout and (ii) the amount of taxes payable by the member of key management on the receipt of payments under the Incremental Agreement.
33. Acquisitions
During FY2009 the Group entered into the following main acquisition:
Asset purchase Turkey
In March 2009 the Group acquired control over certain assets of the former distributor for Tommy Hilfiger products in Turkey. The cash-settled purchase consideration consists of €16,089 of which €11,168 was deferred to after 31 March 2009. Net assets acquired amounted to €8.524
Regarding the acquisition, the net assets acquired and goodwill are as follows:

Total Purchase consideration	16,090
Fair value of net assets acquired	(8,524)

Goodwill	7,566

The goodwill is attributable to the workforce of the acquired business, expected synergies and the ability to earn a higher rate of return on an assembled collection of net assets. No cash acquired upon acquisition.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
The assets and liabilities arising from the acquisitions are as follows:

		Acquiree’s
	Fair value	carrying amount

Property and equipment	2,561	2,561
Inventory	261	261
Other assets	93	93
Customer relationships (included in intangibles)	5,609	—

Net assets acquired	8,524	2,915

The excess of the acquisition cost paid over the net of the amounts of the fair values assigned to all assets acquired and liabilities assumed is goodwill. Any acquired asset that does not meet the identification and recognition criteria for an asset is included in the amount recognised as goodwill.
34. Related Party transactions
The Group recognises the following main related parties:
Spanish and Portuguese agent
A related party holds an indirect 15% equity interest in Pepe Jeans SL, which serves as the Group’s sales and collection agent as well as franchisee in Spain and Portugal. Goods are purchased by Pepe Jeans SL. from the Group, while commissions and fees are paid by the Group to Pepe Jeans SL pursuant to the Agency agreement. Furthermore, the Group transferred the ownership of three stores in Spain to the Spanish agent effectively 1 April 2008.
Mr. Thomas J. Hilfiger
Under his employment agreement with the Group, Mr. Thomas J. Hilfiger serves as Principal Designer and Chairman of the Strategy and Design Board of the Company, and is entitled to (i) an annual cash payment in each of fiscal 2007, 2008 and 2009, (ii) for the fiscal 2010 and all periods thereafter a cash amount based on worldwide sales and licensing revenues of the Group and its subsidiaries and a number of benefits.
In the event of Mr. Hilfiger’s death or termination by the Group following his disability, his employment agreement provides for payment of the full amount otherwise payable to Mr. Hilfiger for the fiscal year which includes his death or termination following disability, and for the following fiscal year.
Ultimate parent
The ultimate parent of the Group is Tommy Hilfiger S.à r.l. (incorporated in Luxembourg). The ultimate controlling party of the Group are funds advised by Apax Partners. Management services are bought from Apax Partners on normal commercial terms and conditions.

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Transactions with related parties are based on terms that would be available to third parties. Sales of services are negotiated with related parties on a cost-plus basis. The following transactions were carried out with related parties:

	2009	2008
Sales of goods and services:
– Spanish and Portuguese Agent	9,624	8,089
Sales of services:
– Japanese Licensee	—	4,986

	9,624	13,075

	2009	2008
Purchases of goods and services:
– Novel Enterprises Ltd	21,753	21,516
Purchases of services:
– Spanish and Portuguese agent	10,437	10,001

	32,189	31,517

Year-end balances arising from sale/purchases of goods/services

	2009	2008
Receivables from related parties:
– Spanish and Portuguese agent	2,953	—
Payables to related parties:
– Spanish and Portuguese agent	—	10

	2,953	10

The receivables from related parties arise mainly from sale transactions and are generally due two months after the date of sales. The receivables are unsecured in nature and bear no interest.
The payables to related parties arise mainly from financing transactions, purchase transactions, and other services. The payables to the Spanish and Portuguese agent bear no interest.
Subordinated Shareholder loan
The shareholder provided a €320,452 subordinated loan for a term of 10 years, payable on demand (however, any repayment is conditional to fulfilment of certain clauses in the agreements with financial institutions), bearing interest at 14% per annum. The loan contains an option for the Company to extend the loan under the same conditions after 10 years. This option qualifies as an embedded derivative, which at the balance sheet date has a value of zero (2008: nil).

	2009	2008
Shareholder loan and current account	416,487	360,288
Accrued interest on shareholder loan	51,453	50,596

Total shareholder loan	467,940	410,884

The shareholder loan bears an interest of 14% (2008: 14%). Tommy Hilfiger S.à r.l. has issued a letter to the Company to financially support the Company for at least 12 months.
Loans to related parties

	2009	2008
Interest income	—	42

Total Loan to related parties	—	42

Tommy Hilfiger B.V.
Special Purpose Consolidated Financial Statements 2008/2009
(amounts in € thousands, except per share/option amounts and/or as otherwise indicated)
Key management compensation

	2009	2008
Salaries and other short-term employee benefits	13,120	14,589
Management participation plan (Note 15)	1,902	792
Post-employment benefits (Note 22)	202	1,557

	15,224	16,938

35. Events after the balance sheet date
Change of ownership
On 15 March 2010, Phillips- Van Heusen Corporation (PVH), a USA based apparel and fashion company, announced to acquire Tommy Hilfiger B.V. for approximately $ 3.0 billion (€ 2.2 billion). The transaction is subject to financing and other customary conditions, including receipt of required regulatory approvals and is expected to close before August 2010. Upon closing of the transaction, it is expected that the balances related to the bank and shareholder loans will be replaced by new financing and that the balances related to the management participation plan, management option plan and employee certificates bonus plan will be settled.
China
On 31 March 2010, the Company announced it had entered into an agreement to assume direct control of its wholesale and retail distribution in China from its licensee Dickson Concepts International Limited, beginning 1 March 2011.
Management participation plan, management option plan and employee certificates bonus plan
Subsequent to 31 March 2009, the following amounts were recorded through equity by the Company:
•	€1,651 thousand relating to 300 Depositary Receipts granted on 1 September 2009 and 170 Depositary Receipts granted on 1 December 2009;
•	€824 thousand relating to 1,000 Options granted on 30 September 2009.
In addition the total expected costs for the employee certificates bonus plan are estimated at €18,607 thousand and are spread out over the period until the expected closing date of the acquisition by PVH mid May 2010.
Contract with Mr. Thomas J. Hilfiger
Under his employment agreement with the Group, Mr. Thomas J. Hilfiger serves as principal designer and Chairman of the Strategy and Design Board of the Company. Mr. Hilfiger’s contract states various instances under which Mr. Hilfiger is entitled to a payment upon pre-defined exit events. The exit events contemplated by Mr. Hilfiger’s employment contract relate to the sale of control of the Group or substantially all its assets. Mr. Hilfiger has not opted for this payment when PVH announced to acquire the Company and his current employment agreement with the Group remain unchanged.
Filing of statutory financial statements FY2009
The statutory financial statements of Tommy Hilfiger B.V. for FY2009 are authorised by the Board of Directors on 15 June 2009 and are filed at the Dutch Chamber of Commerce.

Auditors’s report

PricewaterhouseCoopers Accountants N.V.
Thomas R. Malthusstraat 5
1066 JR Amsterdam
To: the Directors of Tommy Hilfiger B.V.	P.O. Box 90357
1006 BJ Amsterdam
The Netherlands
Telephone +31 (0) 20 568 66 66
Facsimile +31 (0) 20 568 68 88
www.pwc.com/nl
Report of Independent Auditors
We have audited the accompanying consolidated balance sheets of Tommy Hilfiger B.V. and its subsidiaries as of March 31, 2009 and March 31, 2008, and the related consolidated income statements, statements of changes in equity and cash flow statements for the years then ended. These special purpose consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these special purpose consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the special purpose consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tommy Hilfiger B.V. and its subsidiaries at March 31, 2009 and March 31, 2008, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Amsterdam, 9 April 2010
PricewaterhouseCoopers Accountants N.V.
Original has been signed by drs. M. de Ridder RA